UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

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General Electric Company

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Notice of 2010

Annual Meeting

and

Proxy Statement

IMPORTANT VOTING INFORMATION

If you hold your shares through a broker, bank or other financial institution, the U.S. Securities and Exchange Commission (SEC) has approved a New York Stock Exchange rule that changes the manner in which your vote in the election of directors will be handled at our upcoming 2010 annual meeting of shareowners.

Shareowners who hold GE shares through a broker, bank or other financial institution receive proxy materials and a Voting Instruction Form—either electronically or by mail—before each shareowner meeting. In the past, if you did not transmit your voting instructions before the shareowner meeting, your broker was allowed to vote on your behalf on the election of directors and other matters considered to be routine.

A New Rule for Shareowner Voting

Effective January 1, 2010, your broker will no longer be permitted to vote on your behalf on the election of directors unless you provide specific instructions by completing and returning the Voting Instruction Form or following the instructions provided to you to vote your shares via telephone or the Internet. For your vote to be counted, you now will need to communicate your voting decisions to your broker, bank or other financial institution before the date of the shareowner meeting.

Your Participation in Voting the Shares You Own Is Important

Voting your shares is important to ensure that you have a say in the governance of your company and to fulfill the objectives of the majority voting standard that we apply in the election of directors. Please review the proxy materials and follow the instructions on the Voting Instruction Form to vote your shares. We hope you will exercise your rights and fully participate as a shareowner in our company’s future.

More Information Is Available

If you have any questions about this new rule or the proxy voting process in general, please contact the broker, bank or other financial institution where you hold your shares. The SEC also has a website (www.sec.gov/spotlight/proxymatters.shtml) with more information about your rights as a shareowner. Additionally, you may contact our Investor Relations Department at www.ge.com/investors/index.html.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE SHAREOWNERS MEETING TO BE HELD ON APRIL 28, 2010

The proxy statement is available at www.ge.com/proxy and the annual report is available at www.ge.com/annualreport.

INFORMATION REGARDING ADMISSION TO THE 2010 ANNUAL MEETING

In accordance with our security procedures, all persons attending the 2010 Annual Meeting must present an admission card and picture identification. Please follow the advance registration instructions on the back cover of this proxy statement to obtain an admission card.

General Electric Company

3135 Easton Turnpike

Fairfield, Connecticut 06828

March 9, 2010

Dear Shareowner,

You are invited to attend the 2010 Annual Meeting of Shareowners to be held on Wednesday, April 28, in Houston, Texas.

The annual meeting will begin with a report on our operations, followed by discussion and voting on the matters set forth in the accompanying notice of annual meeting and proxy statement and discussion on other business matters properly brought before the meeting.

If you plan to attend the meeting, please follow the advance registration instructions on the back of this proxy statement. An admission card, which is required for admission to the meeting, will be mailed to you prior to the meeting.

Whether or not you plan to attend, you can ensure that your shares are represented at the meeting by promptly voting and submitting your proxy by telephone or by Internet, or by completing, signing, dating and returning your proxy form in the enclosed envelope.

Cordially,

Jeffrey R. Immelt

Chairman of the Board

Every shareowner’s vote is important. Please complete, sign, date and return your proxy form, or submit your vote and proxy by telephone or by Internet.

Notice of 2010 Annual Meeting of Shareowners

10:00 a.m., April 28, 2010

George R. Brown Convention Center

1001 Avenida de las Americas

Houston, TX 77010

March 9, 2010

To our Shareowners:

General Electric Company’s 2010 Annual Meeting of Shareowners will be held at the George R. Brown Convention Center, 1001 Avenida de las Americas, Houston, TX 77010, on April 28, 2010, at 10:00 a.m., to address all matters that may properly come before the meeting. Following a report on GE’s business operations, shareowners will:

•	vote on election of directors for the ensuing year;

•	vote on ratification of the selection of the independent auditor for 2010;

•	vote on shareowner proposals set forth at pages 45 through 50 in the accompanying proxy statement; and

•	transact other business that may properly come before the meeting.

Shareowners of record at the close of business on March 1, 2010 will be entitled to vote at the meeting and any adjournments thereof.

Brackett B. Denniston III

Secretary

Proxy Statement

General Electric Company

3135 Easton Turnpike

Fairfield, Connecticut 06828

This proxy statement is furnished in connection with the solicitation of proxies by General Electric Company on behalf of the Board of Directors for the 2010 Annual Meeting of Shareowners. Distribution of this proxy statement and a proxy form to shareowners is scheduled to begin on or about March 9, 2010.

You can ensure that your shares are voted at the meeting by submitting your instructions by telephone or by Internet, or by completing, signing, dating and returning the enclosed proxy form in the envelope provided. Submitting your instructions or proxy by any of these methods will not affect your right to attend and vote at the meeting. We encourage shareowners to submit proxies in advance. A shareowner who gives a proxy may revoke it at any time before it is exercised by voting in person at the annual meeting, by delivering a subsequent proxy or by notifying the inspectors of election in writing of such revocation. If your GE shares are held for you in a brokerage, bank or other institutional account, you must obtain a proxy from that entity and bring it with you to hand in with your ballot, in order to be able to vote your shares at the meeting.

Election of Directors

At the 2010 Annual Meeting, 16 directors are to be elected to hold office until the 2011 Annual Meeting and until their successors have been elected and qualified. The 16 nominees for election at the 2010 Annual Meeting are listed on pages 7 to 12, with brief biographies. They are all presently GE directors. Mr. Beattie was elected to the Board in June 2009 and was recommended to the Nominating and Corporate Governance Committee as a director candidate by our Chairman and CEO. The Board of Directors has determined that the following 14 nominees satisfy the New York Stock Exchange’s definition of independent director: W. Geoffrey Beattie, James I. Cash, Jr., Sir William M. Castell, Ann M. Fudge, Susan Hockfield, Andrea Jung, A.G. Lafley, Robert W. Lane, Ralph S. Larsen, Rochelle B. Lazarus, James J. Mulva, Sam Nunn, Robert J. Swieringa and Douglas A. Warner III. We do not know of any reason why any nominee would be unable to serve as a director. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such other person as the Board may nominate.

Board Composition. We believe that our directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the shareowners. They must also have an inquisitive and objective perspective, practical wisdom and mature judgment. We also endeavor to have a Board representing a range of experiences at policy-making levels in business, government, education and technology and in areas that are relevant to the company’s global activities. The evaluation of director nominees by the Management, Development and Compensation Committee (MDCC) also takes into account diversity of age and background.

Below we identify and describe the key experience, qualifications and skills our directors bring to the Board that are important in light of GE’s businesses and structure. The directors’ experiences, qualifications and skills that the Board considered in their re-nomination are included in their individual biographies.

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Leadership experience. We believe that directors with experience in significant leadership positions over an extended period, especially CEO positions, provide the company with special insights. These people generally possess extraordinary leadership qualities and the ability to identify and develop those qualities in others. They demonstrate a practical understanding of organizations, processes, strategy, risk management and the methods to drive change and growth. Through their service as top leaders at other organizations, they also have access to important sources of market intelligence, analysis and relationships that benefit the company.

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Finance experience. We believe that an understanding of finance and financial reporting processes is important for our directors. The company measures its operating and strategic performance by reference to financial targets. In addition, accurate financial reporting and robust auditing are critical to GE’s success. We seek to have a number of directors who qualify as audit committee financial experts, and we expect all of our directors to be financially knowledgeable.

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Industry experience. We seek to have directors with experience as executives, directors or in other leadership positions in the industries in which we participate. For example, as GE has expanded its portfolio of businesses in the energy sector, the Board has sought more expertise in this area, including in oil and gas, and nuclear. Our increased focus on the life sciences and early health businesses within our healthcare segment led the Board to seek directors with healthcare experience. Due to the size of our transportation-related businesses, we seek directors that have experience in transportation, engineering and manufacturing companies.

•	Marketing experience. GE seeks to grow organically by identifying and developing new markets for its products. Therefore, marketing expertise, especially on an international basis, is important to us.

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Government experience. We seek directors with governmental experience because many of GE’s businesses are heavily regulated and are directly affected by governmental actions and socioeconomic trends. The company recognizes the importance of working constructively with governments around the world, as evidenced by the company’s “company-to-country” initiative.

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Technology and education experience. As a sciences and technology company and leading innovator, we seek directors with backgrounds in technology and education because our success depends on developing and investing in new technologies and access to new ideas.

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Global experience. GE’s future success depends, in part, on its success in growing its businesses outside the United States. For example, in 2009, 54% of GE’s revenues came from outside the United States. This highlights the importance of having directors with a global business perspective.

W. Geoffrey Beattie, 49, President and Chief Executive Officer, The Woodbridge Company Limited, Toronto, Canada. Director since 2009.

Mr. Beattie received a law degree from the University of Western Ontario and served as a partner in Toronto law firm Torys LLP before joining The Woodbridge Company Limited, where he has been president and chief executive officer since 1998. The Woodbridge Company Limited is a privately held investment holding company for the Thomson family of Canada and the majority shareholder of Thomson Reuters, where Mr. Beattie is the deputy chairman and Director. Mr. Beattie also serves as a member of the board of directors of Maple Leaf Foods Inc. and Royal Bank of Canada. In addition to his public company board memberships, Mr. Beattie is chairman of CTV Globemedia Inc., a Canadian broadcasting and publishing company, and a trustee of the University Health Network in Toronto.

Director Qualifications:

•	Leadership and Global experience—current CEO of multinational Canadian company

•	Industry and Finance experience—current deputy chairman of large financial services company; director of leading global bank; chairman of leading media company

James I. Cash, Jr., 62, Emeritus James E. Robison Professor of Business Administration, Harvard Graduate School of Business, Boston, Massachusetts. Director since 1997.

A graduate of Texas Christian University with MS and PhD degrees from Purdue University, Dr. Cash joined the faculty of Harvard Business School in 1976, where he served as chairman of the MBA program from 1992 to 1995, and served as chairman of HBS Publishing from 1998 until 2003. Dr. Cash retired from the Harvard Business School faculty in 2003. Dr. Cash is also a director of The Chubb Corporation and Wal-Mart Stores, Inc. He serves as a trustee of the Bert King Foundation, on the board of the National Association of Basketball Coaches (NABC) Foundation, on the Advisory Council for the Smithsonian National Museum of African American History and Culture and on the advisory board of the Met Fund. Dr. Cash also served as a director at Microsoft, Inc., Scientific-Atlanta, Inc. and Phase Forward, Inc. during the last five years.

Director Qualifications:

•	Education, Finance and Industry experience—professor emeritus in finance; director of leading insurance company

•	Leadership, Global and Technology experience—former chairman of HBS Publishing; director of leading multinational retail company; former director of leading technology companies

Sir William M. Castell, 62, Former Vice Chairman, General Electric Company, Fairfield, Connecticut. Director since 2004.

A graduate of the City of London College, Sir William joined Amersham plc in 1989 as chief executive. After GE acquired Amersham plc in April 2004, Sir William was appointed a vice chairman of GE and became the CEO of GE Healthcare, the combination of the Amersham and the GE Medical businesses and, in July 2005, became the chairman of GE Healthcare. In April 2006, Sir William retired as a vice chairman of GE. Sir William was knighted in 2000 for services to the life sciences industry. He served in the United Kingdom from 1998 to 2003 as chairman of The Prince’s Trust, a charity set up by the Prince of Wales in 1976. Sir William is currently chairman of the Wellcome Trust, a non-executive director of British Petroleum plc and a trustee of London’s Natural History Museum. Sir William is an honorary fellow of Green College Oxford and an honorary fellow of the Academy of Medical Sciences. He has received honorary degrees from the University of Cardiff, King’s College University of London, Brunel University, the University of Oxford and Imperial College London.

Director Qualifications:

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Leadership, Industry and Technology experience—former CEO of multinational UK-based public company with diverse healthcare business; director of global energy company; chairman and former chairman of leading charitable foundations

•	Global experience—former CEO of large multinational UK-based company

Ann M. Fudge, 58, Former Chairman of the Board and Chief Executive Officer, Young & Rubicam Brands, global marketing communications network, New York, New York. Director since 1999.

Ms. Fudge received a BA degree from Simmons College and an MBA from Harvard University. Ms. Fudge served as the chairman and chief executive officer of Young & Rubicam from 2003 to the end of 2006. Prior to joining Young & Rubicam, Ms. Fudge worked at General Mills and at General Foods, where she served in a number of positions including president of Kraft General Foods’ Maxwell House Coffee Company and president of Kraft’s Beverages, Desserts and Post Divisions. Ms. Fudge is a director of Novartis AG and Unilever PLC. She is chair of the U.S. Program Advisory Panel of the Gates Foundation, a trustee of the Rockefeller Foundation and the vice chairman of the board of overseers of Harvard University.

Director Qualifications:

•	Leadership and Marketing experience—former CEO of marketing communications company; former president of leading consumer products business units

•	Global and Industry experience—former CEO of large multinational company; director of global healthcare products company

Susan Hockfield, 58, President of the Massachusetts Institute of Technology, Cambridge, Massachusetts. Director since 2006.

President of MIT since December 2004, Dr. Hockfield received an undergraduate degree from the University of Rochester, and a PhD from the Georgetown University School of Medicine, concentrating in neuroscience. Following a postdoctoral fellowship at the University of California at San Francisco, she joined the scientific staff at the Cold Spring Harbor Laboratory in 1980. In 1985, Dr. Hockfield joined the faculty of Yale University, where she went on to serve as dean of the Graduate School of Arts and Sciences from 1988 to 2002 and as provost. Dr. Hockfield is an elected member of the American Academy of Arts and Sciences and a fellow of the American Association for the Advancement of Science. She has received honorary degrees from Tsinghua University, Brown University and the Watson School of Biological Sciences at the Cold Spring Harbor Laboratory. Dr. Hockfield is also a director of the World Economic Forum Foundation, an overseer of the Boston Symphony Orchestra, and a trustee of the Carnegie Corporation of New York and of the Woods Hole Oceanographic Institution.

Director Qualifications:

•	Leadership, Education and Technology experience—president of leading research university; former provost of leading university

•	Industry experience—leader in health sciences field; leading research neuroscientist

Jeffrey R. Immelt, 54, Chairman of the Board and Chief Executive Officer, General Electric Company, Fairfield, Connecticut. Director since 2000.

Mr. Immelt joined GE in corporate marketing in 1982 after receiving a degree in applied mathematics from Dartmouth College and an MBA from Harvard University. He then held a series of leadership positions with GE Plastics in sales, marketing and global product development. He became a vice president of GE in 1989, responsible for consumer services for GE Appliances. He subsequently became vice president of worldwide marketing product management for GE Appliances in 1991, vice president and general manager of GE Plastics Americas commercial division in 1992, and vice president and general manager of GE Plastics Americas in 1993. He became senior vice president of GE and president and chief executive officer of GE Medical Systems in 1996. Mr. Immelt became GE’s president and chairman-elect in 2000, and chairman and chief executive officer in 2001. He is a director of the Federal Reserve Bank of New York, a trustee of Dartmouth College and a member of President Obama’s Economic Recovery Advisory Board.

Director Qualifications:

•	Leadership and Global experience—current CEO of large public multinational company

•	Industry experience—leadership positions in GE’s Plastics, Appliances and Medical businesses

Andrea Jung, 51, Chairman of the Board and Chief Executive Officer, Avon Products, Inc., beauty products, New York, New York. Director since 1998.

Ms. Jung, a graduate of Princeton University, joined Avon Products, Inc. in 1994 as president, product marketing for Avon U.S. She was elected president, global marketing, in 1996, an executive vice president in 1997, president and a director of the company in 1998, chief operating officer in 1998, chief executive officer in 1999 and chairman of the board in 2001. Previously, she was executive vice president, Neiman Marcus and a senior vice president for I. Magnin. Ms. Jung is also a director of Apple Inc., Catalyst, a nonprofit corporate membership research and advisory organization, and chairman of the World Federation of Direct Selling Associations.

Director Qualifications:

•	Leadership and Global experience—current CEO of large public multinational company

•

Marketing and Technology experience—former marketing executive and current CEO of a global consumer products company with large and complicated sales and marketing network; director of leading technology company

Alan G. (A.G.) Lafley, 62, Chairman of the Board and former Chief Executive Officer, Procter & Gamble Company, personal and household products, Cincinnati, Ohio. Director since 2002.

Mr. Lafley received a BA degree from Hamilton College and an MBA from Harvard University, following which he joined Procter & Gamble. He was named a group vice president in 1992, an executive vice president in 1995 and, in 1999, president of global beauty care and North America. He served as chief executive officer from 2000 to 2009 and was elected chairman of the board in 2002. He serves on the board of trustees of Hamilton College and is chairman of the Cincinnati Center City Development Corporation. Mr. Lafley also served as a director at General Motors Corporation and Dell Inc. during the last five years.

Director Qualifications:

•	Leadership and Global experience—former CEO of large public multinational company

•

Marketing, Industry and Technology experience—former CEO of large consumer products company recognized for its marketing expertise; former director of global automaker; former director of leading technology company

Robert W. Lane, 60, Chairman of the Board and former Chief Executive Officer, Deere & Company, agricultural, construction and forestry equipment, Moline, Illinois. Director since 2005.

A graduate of Wheaton College, Mr. Lane also holds an MBA from the University of Chicago. Mr. Lane joined Deere & Company in 1982 following a career in global banking, and has served Deere in leadership positions in its global construction equipment and agricultural divisions as well as at Deere Credit, Inc. He also served as Deere’s chief financial officer and president, as chief executive officer from 2000 to 2009, and was elected chairman of the board in August 2000. Mr. Lane is a director of Verizon Communications Inc. and Northern Trust Corporation and a member of the Supervisory Board of BMW AG.

Director Qualifications:

•	Leadership, Finance and Global experience—former CEO and CFO of large public multinational company; supervisory board member of global European automaker; director of global communications company

•	Industry experience—former CEO of equipment manufacturing company; director of global financial services company; supervisory board member of global European automaker

Ralph S. Larsen, 71, Former Chairman of the Board and Chief Executive Officer, Johnson & Johnson, pharmaceutical, medical and consumer products, New Brunswick, New Jersey. Director since 2002.

After graduating with a BBA degree from Hofstra University, Mr. Larsen joined Johnson & Johnson in 1962. In 1981, he left Johnson & Johnson to serve as president of Becton Dickinson’s consumer products division and returned to Johnson & Johnson in 1983 as president of its Chicopee subsidiary. In 1986, Mr. Larsen was named a company group chairman and later that year became vice chairman of the executive committee and chairman of the consumer sector. He was elected a director in 1987 and served as chairman of the board and chief executive officer from 1989 to 2002. Mr. Larsen is also a trustee of the Robert Wood Johnson Foundation. Mr. Larsen also served as a director at Xerox Corporation during the last five years.

Director Qualifications:

•	Leadership and Global experience—former CEO of large public multinational company

•	Industry experience—former CEO of company with large medical products business; trustee of leading health and healthcare foundation

Rochelle B. Lazarus, 62, Chairman of the Board and former Chief Executive Officer, Ogilvy & Mather Worldwide, global marketing communications company, New York, New York. Director since 2000.

A graduate of Smith College, Ms. Lazarus also holds an MBA from Columbia University. She joined Ogilvy & Mather Worldwide in 1971, becoming president of its U.S. direct marketing business in 1989. She then became president of Ogilvy & Mather New York and president of Ogilvy & Mather North America before becoming president and chief operating officer of the worldwide agency in 1995, chief executive officer in 1996, which position she held to 2008, and chairman in 1997. Ms. Lazarus also serves as a director of Merck & Co., Inc., New York Presbyterian Hospital, the American Museum of Natural History and the World Wildlife Fund, and is a member of the board of overseers of Columbia Business School.

Director Qualifications:

•	Leadership and Global experience—former CEO of large public multinational company

•	Marketing and Industry experience—former CEO of global marketing communications company; director of global pharmaceutical company; director of leading U.S. hospital

James J. Mulva, 63, Chairman of the Board and Chief Executive Officer, ConocoPhillips, international, integrated energy company, Houston, Texas. Director since 2008.

Mr. Mulva received a BBA degree and an MBA in finance from the University of Texas. After serving as an officer in the U.S. Navy, he joined Phillips Petroleum Company in 1973 and became its chief financial officer in 1990, when he also became part of the company’s management committee. He was appointed senior vice president in 1993, executive vice president in January 1994, president and chief operating officer in May 1994 and served as chairman and chief executive officer from 1999 to 2002. He has been president and chief executive officer of ConocoPhillips since 2002 and also became chairman in 2004. Mr. Mulva served as chairman of the American Petroleum Institute in 2005 and 2006 and is a member of the board of visitors for the M.D. Anderson Cancer Center and The Business Council.

Director Qualifications:

•	Leadership, Finance and Global experience—current CEO and former CFO of large public multinational company

•	Industry experience—current CEO of integrated global energy company; member of the board of visitors of leading cancer center

Sam Nunn, 71, Co-Chairman and Chief Executive Officer, Nuclear Threat Initiative, Washington, D.C. Director since 1997.

After attending the Georgia Institute of Technology and serving in the U.S. Coast Guard, Mr. Nunn received an AB degree from Emory University in 1960 and an LLB degree from Emory Law School. He practiced law and served in the Georgia House of Representatives before being elected to the United States Senate in 1972, where he served as the chairman and ranking member on both the Senate Armed Services Committee and the Senate’s Permanent Subcommittee on Investigations before retiring in 1997. He was a partner at King & Spalding from 1997 through 2003. He has served as the co-chairman and CEO of the Nuclear Threat Initiative since 2001 and the chairman of the board of the Center for Strategic and International Studies since 1999. Mr. Nunn is a distinguished professor at the Sam Nunn School of International Affairs at Georgia Tech. He is also a director of Chevron Corporation, The Coca-Cola Company and Dell Inc. Mr. Nunn also served as a director at Scientific-Atlanta, Inc. and Internet Security Systems, Inc. during the last five years.

Director Qualifications:

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Leadership, Government, Industry and Technology experience—served as U.S. senator for 25 years; co-chairman and CEO of the Nuclear Threat Initiative; director of global energy, technology and consumer product companies

•	Education and Global experience—chairman of the board of the Center for Strategic and International Studies; professor of international affairs at leading university

Roger S. Penske, 73, Chairman of the Board, Penske Corporation and Penske Truck Leasing Corporation, Chairman of the Board and Chief Executive Officer, Penske Automotive Group, Inc., diversified transportation company, Detroit, Michigan. Director since 1994.

After attending Lehigh University, Mr. Penske founded Penske Corporation in 1969. He became chairman of the board of Penske Truck Leasing Corporation in 1982 and chairman of the board and chief executive officer of United Auto Group, Inc. (currently Penske Automotive Group, Inc.) in 1999. Mr. Penske is also a director of Universal Technical Institute, Inc. He is a director of Business Leaders for Michigan, chairman of Downtown Detroit Partnership and a trustee of the Detroit Medical Center. Mr. Penske also served as a director at The Home Depot, Inc. and Internet Brands, Inc. during the last five years.

Director Qualifications:

•	Leadership and Global experience—current CEO of large public multinational company; civic leader

•	Industry experience—built and manages one of the leading transportation companies in the United States; trustee of medical center

Robert J. Swieringa, 67, Professor of Accounting and former Anne and Elmer Lindseth Dean, S.C. Johnson Graduate School of Management, Cornell University, Ithaca, New York. Director since 2002.

Dr. Swieringa received a BA degree in economics from Augustana College, an MBA in accounting and economics from the University of Denver and a PhD in accounting and complex organizations from the University of Illinois. He taught accounting at Stanford’s Graduate School of Business and at the Johnson Graduate School of Management at Cornell University before serving as a member of the Financial Accounting Standards Board (FASB) from 1986 to 1996. He was then an accounting professor at Yale’s School of Management from 1996 to 1997 and was the ninth dean of the S.C. Johnson Graduate School of Management from 1997 to 2007. Dr. Swieringa has been a professor of accounting at the S.C. Johnson Graduate School of Management since 1997. Dr. Swieringa is a member of the American Accounting Association (AAA) and the board of managers of the Partners Group Private Equity Fund, and is a past president of the Financial Accounting and Reporting Section of the AAA.

Director Qualifications:

•	Finance and Industry experience—professor of accounting; former FASB member; member of board of managers of private equity fund

•	Leadership and Education experience—former dean of leading university; professor teaching corporate financial reporting and corporate governance

Douglas A. Warner III, 63, Former Chairman of the Board, J.P. Morgan Chase & Co., The Chase Manhattan Bank, and Morgan Guaranty Trust Company, investment banking, New York, New York. Director since 1992.

Following graduation from Yale University in 1968, Mr. Warner joined Morgan Guaranty Trust Company of New York, a wholly owned subsidiary of J.P. Morgan Chase & Co. (formerly J.P. Morgan & Co. Incorporated). He was elected president and a director of the bank and its parent in 1990, serving as chairman and chief executive officer from 1995 to 2000, when he became chairman of the board of J.P. Morgan Chase & Co., The Chase Manhattan Bank and Morgan Guaranty Trust Company until his retirement in 2001. Mr. Warner is also a director of Motorola, Inc., chairman of the board of managers and the board of overseers of Memorial Sloan-Kettering Cancer Center, chairman of the Yale Investment Committee and a trustee of Yale University. Mr. Warner also served as a director at Anheuser-Busch Companies, Inc. during the last five years.

Director Qualifications:

•	Leadership experience—former CEO of large public multinational company; chairman of leading university investment committee

•	Finance and Industry experience—former CEO of large financial services company; director of leading cancer center

Corporate Governance

Governance Principles. The Board of Directors’ Governance Principles, which include guidelines for determining director independence and qualifications for directors, are published on GE’s website under the Governance section of Our Company at www.ge.com/company/governance. This section of the website makes available all of GE’s corporate governance materials, including board committee charters and statements of committee key practices. These materials are also available in print to any shareowner upon request. The Board regularly reviews corporate governance developments and modifies its Governance Principles, committee charters and key practices as warranted.

Our Governance Principles provide that directors should not be nominated for election to the Board after their 73rd birthday, although the Board may nominate candidates over age 73 in special circumstances. Mr. Penske is a current director who is being nominated for election to the Board at the 2010 Annual Meeting, although he has already reached age 73. Mr. Penske, a GE director since 1994, is a key board member with strong management and industry experience and a successful entrepreneurial background. The Board believes that Mr. Penske’s expertise in assessing risks related to new ventures, in managing leasing and transportation businesses and executing on strategic growth opportunities would be valuable to the Board in the current climate. The Board therefore decided to nominate Mr. Penske for an additional term as a GE director.

Board Leadership Structure. Our CEO also serves as the Chairman of the Board and we have an independent presiding director with broad authority and responsibility. The presiding director, Ralph S. Larsen, the former chairman of the board and chief executive officer of Johnson & Johnson, has the following responsibilities: (1) to lead meetings of the non-management directors, which are scheduled at least three times a year, and to call additional meetings of the non-management directors as he deems appropriate, (2) to advise the Nominating and Corporate Governance Committee on the selection of committee chairs, (3) to advise on and determine with the concurrence of the Chairman the agenda for Board meetings, (4) to determine, with the Chairman, the nature and extent of information that should be provided to the Board in advance of Board meetings, (5) to work with the Chairman to propose an annual schedule of major discussion items for the Board’s approval, (6) to provide leadership to the Board if circumstances arise in which the role of the Chairman may be, or may be perceived to be, in conflict, and otherwise act as Chairman of Board meetings when the Chairman is not in attendance, and (7) to perform such other functions as the Board may direct. We believe that this structure is appropriate for the company because it allows one person to speak for and lead the company and the Board, while also providing for effective oversight by an independent board through an independent presiding director. For a company as large and diverse as GE, we believe the CEO is in the best position to focus the independent directors’ attention on the issues of greatest importance to the company and its shareowners. Our overall corporate governance policies and practices combined with the strength of our independent directors minimizes any potential conflicts that may result from combining the roles of CEO and Chairman. In our view, splitting the roles would potentially have the consequence of making our management and governance processes less effective than they are today through undesirable duplication of work and, in the worst case, lead to a blurring of the clear lines of accountability and responsibility, without any clear offsetting benefits.

Board Risk Oversight. Our Board of Directors has overall responsibility for risk oversight with a focus on the most significant risks facing the company. At the end of each year, management and the Board jointly develop a list of major risks that GE plans to prioritize in the next year. Throughout the year, the Board and the committees to which it has delegated responsibility dedicate a portion of their meetings to review and discuss specific risk topics in greater detail. Strategic and operational risks are presented and discussed in the context of the CEO’s report on operations to the Board at regularly scheduled Board meetings and at presentations to the Board and its committees by the vice chairmen, general counsel and other officers. The Board has delegated responsibility for the oversight of specific risks to Board committees as follows:

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The Audit Committee oversees GE’s risk policies and processes relating to the financial statements and financial reporting processes, as well as key credit risks, liquidity risks, market risks and compliance, and the guidelines, policies and processes for monitoring and mitigating those risks. As part of its risk oversight responsibilities for GE overall, the Audit Committee also oversees risks related to GE Capital Services. At least two times a year, the Audit Committee receives a risk update, which focuses on the principal risks affecting GE as well as reporting on the company’s risk assessment and risk management guidelines, policies and processes; and the Audit Committee annually conducts an assessment of compliance issues and programs.

•	The Public Responsibilities Committee oversees risks related to GE’s public policy initiatives, the environment and similar matters.

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The Management Development and Compensation Committee monitors the risks associated with management resources, structure, succession planning, development and selection processes, including evaluating the effect the compensation structure may have on risk decisions.

•	The Nominating and Corporate Governance Committee oversees risks related to the company’s governance structure and processes and risks arising from related person transactions.

The Board’s risk oversight process builds upon management’s risk assessment and mitigation processes, which include standardized reviews of long-term strategic and operational planning; executive development and evaluation; regulatory and litigation compliance; health, safety and environmental compliance; financial reporting and controllership; and information technology and security. In August 2009, GE appointed a chief risk officer (CRO) with responsibility for overseeing and coordinating risk assessment and mitigation on an enterprise-wide basis. The CRO leads the Corporate Risk Function and is responsible for the identification of key business risks, ensuring appropriate management of these risks within stated limits, and enforcement through policies and procedures. Management has two committees to further assist it in assessing and mitigating risk. The Policy Compliance Review Board (PCRB) meets between 12 and 14 times a year, is chaired by the company’s general counsel and includes the chief financial officer and other senior level functional leaders. It has principal responsibility for monitoring compliance matters across the company. The Corporate Risk Committee meets at least four times a year, is chaired by the CRO and comprises the Chairman and CEO and other senior level business and functional leaders. It has principal responsibility for evaluating and addressing risks escalated to the CRO and Corporate Risk Function and also reports to the Board on risk.

Director Independence. The company currently has 14 independent directors out of 16. Director Gonzalez, also an independent director, served as a director until April 2009. The Board has satisfied, and expects to continue to satisfy, its objective that at least two-thirds of the Board should consist of independent directors. For a director to be considered independent, the Board must determine that the director does not have any direct or indirect material relationship with GE. The Board has established guidelines to assist it in determining director independence, which conform to, or are more exacting than, the independence requirements in the New York Stock Exchange listing standards. In addition to applying these guidelines, which are set forth in Section 4 of our Governance Principles and are published on GE’s website under the Governance section of Our Company at www.ge.com/company/governance, the Board will consider all relevant facts and circumstances in making an independence determination. The independent nominees for director are named above under “Election of Directors.” In the course of the Board’s determination regarding independence, it considered any transactions, relationships and arrangements as required by the company’s independence guidelines. In particular, with respect to each of the most recent three completed fiscal years, the Board evaluated for:

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each of directors Gonzalez, Lafley and Lane, (1) the annual amount of sales to GE by the company where he served as an executive officer, and purchases by that company from GE, and determined that the amount of sales and the amount of purchases in each fiscal year were not more than the greater of two percent of the annual revenues of each of these companies or $1 million, and (2) the total amount of each company’s indebtedness to GE, and determined that the amount of indebtedness was not greater than two percent of that company’s total consolidated assets;

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director Hockfield, the annual amount of sales to GE by a company where one of her immediate family members serves as an executive officer, and determined that the amount of sales in each fiscal year was not more than the greater of two percent of the annual revenues of that company or $1 million;

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director Jung, (1) the annual amount of purchases from GE by the company where she serves as an executive officer, and determined that the amount of purchases in each fiscal year was not more than the greater of two percent of the annual revenues of that company or $1 million, (2) the total amount of that company’s indebtedness to GE, and determined that the amount of indebtedness was not greater than two percent of that company’s total consolidated assets, and (3) the annual amount of purchases from GE by a company where one of her immediate family members served as an executive officer, and determined that the amount of purchases in each fiscal year was not more than the greater of two percent of the annual revenues of that company or $1 million;

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director Lazarus, the annual amount of sales to GE by the company where she served as an executive officer, and determined that the amount of sales in each fiscal year was not more than the greater of two percent of the annual revenues of that company or $1 million; and

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each of directors Beattie and Mulva, (1) the annual amount of purchases from GE by the company where he serves as an executive officer, and determined that the amount of purchases in each fiscal year was not more than the greater of two percent of the annual revenues of that company or $1 million, (2) the total amount of that company’s indebtedness to GE, and determined that the amount of indebtedness was not greater than two percent of that company’s total consolidated assets, and (3) the annual amount of purchases from GE and the total amount of indebtedness to GE by a company where one of his immediate family members serves as an executive officer, and determined that the amount of purchases in each fiscal year was not more than the greater of two percent of the annual revenues of that company or $1 million and the amount of indebtedness was not greater than two percent of that company’s total consolidated assets.

In addition, with respect to directors Beattie, Cash, Castell, Fudge, Gonzalez, Hockfield, Jung, Lafley, Lane, Larsen, Lazarus, Mulva, Nunn, Swieringa and Warner, the Board considered the amount of GE’s discretionary charitable contributions to charitable organizations where he or she serves as an executive officer, director or trustee, and determined that GE’s contributions constituted less than the greater of $200,000 or one percent of the charitable organization’s annual consolidated gross revenues during the organization’s last completed fiscal year.

All members of the Audit Committee, MDCC and Nominating and Corporate Governance Committee must be independent directors as defined by the Board’s Governance Principles. Members of the Audit Committee must also satisfy a separate Securities and Exchange Commission (SEC) independence requirement, which provides that they may not accept directly or indirectly any consulting, advisory or other compensatory fee from GE or any of its subsidiaries other than their directors’ compensation. As a policy matter, the Board has determined to apply a separate, heightened independence standard to members of both the MDCC and the Nominating and Corporate Governance Committee. No member of either committee may be a partner, member or principal of a law firm, accounting firm or investment banking firm that accepts consulting or advisory fees from GE or any of its subsidiaries. The Board has determined that all members of the Audit Committee, MDCC and Nominating and Corporate Governance Committee are independent and satisfy the relevant SEC or GE additional independence requirements for the members of such committees.

Code of Conduct. All directors, officers and employees of GE must act ethically at all times and in accordance with the policies comprising GE’s code of conduct set forth in the company’s integrity policy, The Spirit & The Letter, which is published on GE’s website at www.ge.com/files/usa/citizenship/pdf/english.pdf. Under the Board’s Governance Principles, the Board will not permit any waiver of any ethics policy for any director or executive officer. Amendments to the code related to certain matters will be published on the GE website, as required under SEC rules, at www.ge.com. If an actual or potential conflict of interest arises for a director, the director will promptly inform the CEO and the presiding director. Our Nominating and Corporate Governance Committee is responsible for resolving any such conflict of interest. If a significant conflict exists and cannot be resolved, the director should resign. All directors are required to recuse themselves from any discussion or decision affecting their personal, business or professional interests.

Communicating Concerns to Directors. The Audit Committee and the non-management directors have established procedures to enable anyone who has a concern about GE’s conduct, or any employee who has a concern about the company’s accounting, internal accounting controls or auditing matters, to communicate that concern directly to the presiding director or to the Audit Committee. Such communications may be confidential or anonymous, and may be e-mailed or submitted in writing to special addresses or reported by telephone to a toll-free telephone number. Information on how to submit any such communications can be found on GE’s website at www.ge.com/company/governance/board/contact_board.html.

Board of Directors and Committees

The Board held 15 meetings during 2009. No member attended fewer than 75% of the Board meetings and committee meetings on which the member sits. It is the Board’s policy that the directors should attend our Annual Meeting of Shareowners absent exceptional circumstances. All of our current directors attended the 2009 Annual Meeting, other than Mr. Beattie who was elected to the Board after the 2009 Annual Meeting.

The Board has adopted written charters for each of its four standing committees: the Audit Committee, the MDCC, the Nominating and Corporate Governance Committee and the Public Responsibilities Committee. The committee charters and key practices are available on GE’s website under the Governance section of Our Company at www.ge.com/company/governance/board/committees.html.

Audit Committee. The members of the Audit Committee are directors Warner, who chairs the committee, Beattie, Cash, Lane, Mulva and Swieringa. The Board has determined that Messrs. Beattie, Lane, Mulva, Swieringa and Warner are “audit committee financial experts,” as defined under SEC rules. The Audit Committee is primarily concerned with the integrity of the company’s financial statements, the company’s compliance with legal and regulatory requirements, the independence and qualifications of the independent auditor and the performance of the company’s internal audit function and independent auditor. Its duties include: (1) selecting and overseeing the independent auditor, (2) reviewing the scope of the audit to be conducted by them, as well as the results of their audit, (3) overseeing our financial reporting activities, including our annual report, and the accounting standards and principles followed, (4) discussing with management the company’s risk assessment and risk management practices, including risk relating to the financial statements and financial reporting processes, as well as key credit risks, liquidity risks, market risks and compliance, and the guidelines, policies and processes for monitoring and mitigating those risks, (5) approving audit and non-audit services provided to the company by the independent auditor, (6) reviewing the organization and scope of our internal audit function and our disclosure and internal controls, (7) overseeing the company’s compliance program, and (8) on behalf of the Board overseeing the operation, risk management and legal and regulatory compliance of GE and GE Capital Services. The Audit Committee met 13 times during 2009. The committee’s report is on page 43.

Management Development and Compensation Committee. The members of the MDCC are directors Larsen, who chairs the committee, Cash, Jung, Lane, Nunn and Warner. The committee’s primary responsibilities include: (1) establishing, reviewing and approving CEO compensation, and reviewing and approving other senior executive compensation, (2) monitoring our management resources, structure, succession planning, development and selection process as well as the performance of key executives, (3) reviewing incentive compensation arrangements to assure that incentive pay does not encourage unnecessary risk taking, and (4) reviewing and discussing, at least annually, the relationship between risk management policies and practices, corporate strategy and senior executive compensation. It also oversees the GE 2007 Long-Term Incentive Plan and the Incentive Compensation Plan and any other compensation and equity-based plans. This committee met eight times during 2009. The committee’s report is on page 26. Additional information on the committee’s processes and procedures for consideration of executive compensation are addressed in the Compensation Discussion and Analysis below.

Nominating and Corporate Governance Committee. The members of the Nominating and Corporate Governance Committee are directors Lazarus, who chairs the committee, Hockfield, Jung, Lafley, Larsen and Warner. The committee’s responsibilities include the selection of director nominees for the Board and the development and review of our Governance Principles. The committee also (1) reviews director compensation and benefits, (2) oversees the annual self-evaluations of the Board and its committees, as well as director performance and board dynamics, (3) makes recommendations to the Board concerning the structure and membership of the Board committees, (4) reviews, approves and ratifies transactions with related persons required to be disclosed under SEC rules, (5) resolves any conflict of interest involving directors or executive officers, and (6) oversees risks related to corporate governance. This committee held six meetings during 2009.

The committee will consider all shareowner recommendations for candidates for the Board, which should be sent to the Nominating and Corporate Governance Committee, c/o Brackett B. Denniston III, Secretary, General Electric Company, 3135 Easton Turnpike, Fairfield, Connecticut 06828. The information required to be included is set forth in our by-laws, and the general qualifications and specific qualities and skills established by the committee for directors are included in Section 3 of the Board’s Governance Principles. We believe that directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the shareowners. They must also have an inquisitive and objective perspective, practical wisdom and mature judgment. We endeavor to have a Board representing a range of experience at policy-making levels in business, government, education and technology, and in areas that are relevant to the company’s global activities. The committee’s evaluation of director nominees takes into account their ability to contribute to the diversity of age, background and experience represented on the Board, and the committee reviews its effectiveness in balancing these considerations when assessing the composition of the Board.

The committee also considers candidates recommended by current directors, company officers, employees and others. The committee evaluates all nominees for directors in the same manner and typically bases its initial review on any written materials submitted with respect to the candidate.

Public Responsibilities Committee. The members of the Public Responsibilities Committee are directors Nunn, who chairs the committee, Cash, Castell, Fudge, Hockfield, Immelt, Lazarus, Mulva and Penske. The purpose of the committee is to review and oversee GE positions on corporate social responsibilities and public issues of significance that affect investors and other key GE stakeholders, including charitable donations, political contributions, lobbying activities and related issues. In addition, the committee reviews the status of any significant governmental inquiry or investigation that is not related to any financial statements, and identifies and discusses with management risks relating to our public policy initiatives, the environment and similar matters. The committee met three times last year.

Meetings of Non-management Directors. The non-management directors met without any management directors or employees present three times last year. The responsibilities of Mr. Larsen, the presiding director, are set forth in the Board’s Governance Principles and include serving as chair at these meetings.

Compensation Discussion and Analysis

The first part of the Compensation Discussion and Analysis, entitled Compensation Actions for 2009, discusses the MDCC’s compensation decisions for our named executives for 2009. The second part, entitled Our Compensation Framework, discusses in greater detail our compensation philosophy and practices.

Compensation Actions for 2009

The MDCC and management believe that our compensation programs are balanced and reasonable and help us retain and motivate the world’s best talent through a range of economic cycles. Because GE has always taken the long view, we use judgment and discretion rather than rely solely on formulaic results, and we do not reward executives for taking outsized risks that produce short-term gains. Instead, we reward sustained performance over time by emphasizing multi-year performance awards, stock options and other equity with long vesting periods, requiring senior executives to own significant amounts of GE stock, and offering pension benefits that are only earned and become payable annually if an executive successfully works with the company to age 60. Even our annual cash bonuses are intended to reward performance factors over many years as well as the achievement of annual performance, operating and risk goals and, as a result, are not characterized by year-to-year volatility between large payouts and declines tied to short-term performance. Although we strive to maintain consistency in our compensation philosophy and approach, our programs are designed and operate on the belief that it is appropriate for certain components of compensation to be restrained during periods of economic stress, reduced earnings and significantly lower stock prices. As shown in the charts below, our focus on rewarding long-term performance has generated sustained company performance over the long term.

CEO Compensation

The MDCC focuses much of its time on CEO and senior executive compensation to assure it reflects operating and financial performance and demonstrates our awareness of investor sentiment. In 2009, the company faced one of the most challenging environments in its history. Mr. Immelt and the Board responded to the rapidly deteriorating economic conditions by establishing the following performance framework: (1) keeping GE Capital safe and secure, (2) outperforming in a tough environment, (3) maximizing financial flexibility, and (4) protecting the company’s long-term franchise and reputation. Under Mr. Immelt’s leadership, management took actions and delivered the following results within this framework:

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Keeping GE Capital safe and secure: Management significantly improved GE Capital’s risk profile by improving the Tier 1 capital ratio from 5.7% at the end of 2008 to 7.7% at the end of 2009, reducing leverage from 7.1-to-1 at the end of 2008 to 5.2-to-1 at the end of 2009, pre-funding 100% of the 2010 long-term debt funding plan, increasing cash by $27 billion, reducing commercial paper by $25 billion, reducing Capital Finance’s ending net investment by $53 billion (excluding exchange rate effects), and increasing cash and backup lines to a level of more than two times our commercial paper balance at year-end.

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Outperforming in a tough environment: GE’s financial performance exceeded its industrial competitors, earning $14.7 billion of industrial segment profit (excluding NBCU), a 1% increase from the previous year, while profits at S&P 500 non-financial companies declined 16% in 2009. Capital Finance earned $2.3 billion in 2009 and was profitable in every quarter. NBCU underperformed its competitors with segment profit declining 28%, while profits at S&P 500 media companies declined 3%. Management lowered costs by $6 billion in 2009 and restructured, where appropriate, to improve the company’s competitiveness. At the same time, GE industrial margins grew to

16.2%, up 60 basis points from the previous year. Spending on company-funded research and development increased by 7%, and the company diversified into new sectors, such as smart grid and batteries. Earnings from product services grew 7% in 2009, highlighting the strength of the company’s services businesses in 2009. Backlog increased to $175 billion as of year-end, a record high.

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Maximizing financial flexibility: Management delivered $16.6 billion in industrial cash flow from operating activities in 2009, including $3 billion of cash generated from lower working capital. The company also reduced its quarterly dividend to 10 cents. Through these actions, the company was able to stabilize its high credit rating. Management also simplified GE’s portfolio of businesses. GE Capital was repositioned as a smaller and more focused specialty-finance business with a competitive advantage through its closer connection to GE’s core business. Management also took important actions on its industrial portfolio by entering into an agreement with Comcast to form a media joint venture into which GE will contribute the NBCU business. GE also sold its Homeland Protection business, dissolved its joint venture with FANUC Ltd. and entered into an agreement for the sale of our Security business. These and other divestitures are expected to generate $10 billion in cash, which can be used to reinvest in our core industrial businesses and for other uses.

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Protecting the company’s long-term franchise and reputation: Management launched healthymagination®, an important, new company initiative, which positions the company well to partner with governments around the world to address critical healthcare challenges. Management also took important actions to retain key leaders for the long term. GE continues to be one of the strongest global brands, ranking the 4th most valuable brand in the world in 2009.

The MDCC believes that Mr. Immelt performed well in 2009 by executing on the company’s performance framework and by delivering a strong financial performance despite the depth and severity of the recession. 2009 revenues were $157 billion and segment profits were $19.3 billion, reflecting in both cases the decisions to refocus and reduce the size of GE Capital and, to a lesser degree, lower revenues and profits from the industrial segments. Earnings from continuing operations attributable to GE were $11.2 billion, total cash from industrial operating activities was $16.6 billion and return on average total capital was 9.5%. Industrial margins increased to 16.2%, up 60 basis points from the previous year, and backlog grew to a record high of $175 billion as of year-end.

Mr. Immelt’s base salary, which was last increased in April 2005, remained the same. Although the company delivered a strong performance in a very difficult economic climate, the MDCC approved Mr. Immelt’s request not to be paid an annual cash bonus for 2009, which marks the second consecutive year Mr. Immelt has declined to receive such a bonus. Mr. Immelt was granted 150,000 PSUs, the same number and on comparable terms as the grant he received in 2008. As a result of these actions, Mr. Immelt’s total compensation for 2009 is essentially unchanged from 2008 and would have been lower but for the $4,299,918 change in his pension value, which is a function of the change in the discount rate and his age and service period, and unrelated to any compensation decision on the part of the MDCC.

As a further indication of Mr. Immelt’s alignment with shareowners, Mr. Immelt purchased 50,000 shares of GE stock in the open market in 2009, and his beneficial ownership of GE stock as of December 31, 2009 was 4,558,529 shares. He has purchased 836,400 shares in the open market since he became CEO. He has not sold any of the shares he acquired, including upon the exercise of stock options or received upon the vesting of restricted stock units (RSUs) or performance share units (PSUs) since he became CEO.

In order to increase the equity-based portion of Mr. Immelt’s compensation going forward and to underscore the MDCC’s confidence in his leadership, the MDCC made a grant of two million stock options to Mr. Immelt on March 4, 2010. The options vest 50% after three years and 50% after five years.

PSUs Vested in 2009. Since 2003, Mr. Immelt has received all of his equity incentive compensation in the form of PSUs. In February 2010, Mr. Immelt received 125,000 shares from the 250,000 PSUs granted to him in 2005. As shown in the table below, pursuant to the terms of these grants, 50% of the PSUs converted into shares of GE stock because GE’s cash flow from operating activities had grown an average of more than 10% per year over the performance period. The remaining 50% of the PSUs were cancelled since GE’s total shareowner return had not met or exceeded that of the S&P 500 over the performance period.

PSU Performance Results Versus Goals

PSU Grant Date	Number of PSUs Granted	Performance Period		Total Shareowner Return		Average CFOA Growth		PSUs Earned[1]	PSUs Cancelled[1]
				GE	Goal (S&P 500)	GE	Goal
9/16/2005	250,000	5 years	[2]	(51)%	2%	11%	10%	125,000	125,000
						Accounting Expense		$4,308,750	$2,414,250
						Market Value[3]		$1,943,750	$1,943,750

1    All of the PSUs, including those cancelled, were accounted for as compensation for Mr. Immelt in the Summary Compensation Table in prior proxy statements.

2    January 1, 2005 – December 31, 2009.

3    Based on the closing price of GE stock of $15.55 on the vesting date, February 12, 2010.

Other Significant Compensation Matters

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A significant component of 2009 named executive officer compensation was the year-over-year change in pension value, which was $4,299,918, $2,649,151, $2,761,781, $3,317,489 and $3,614,944 for Messrs. Immelt, Sherin, Krenicki, Neal and Rice, respectively. The increase in pension value is based on actuarial present value calculations, which are a function of the change in the discount rate, age, service period and base salary and bonus.

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The MDCC assessed whether the company had appropriate incentives in place to retain and incent GE leaders during the challenging recovery period ahead. Based on this review, which occurred in early 2009, the MDCC determined to shift compensation focus for 2009 to the potential value of stock options from our historical mix that includes RSUs and a long-term performance award (LTPA), neither of which were awarded in 2009. As a result, in March and July 2009, the company granted stock options to approximately 4,400 executives, including the named executives, except the CEO. In awarding these grants to the named executives, the MDCC also considered that each is a highly sought-after candidate for CEO and other senior leadership positions at other large, multinational companies. The MDCC believes that these option awards with a five-year vesting schedule have excellent retentive characteristics and provide strong performance incentives aligned with shareowner interests because they will only have value if GE’s share price increases. The grants are also cost effective to the company due to the stock price levels in 2009. Specifically, the total cost to the company of the 2009 option grants was lower than the combined cost of the 2008 equity awards (which consisted of options and RSUs) and the 2008 expense for the 2006-2008 LTPA.

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The company has historically offered LTPAs every three years to its senior executives. In 2009, the MDCC postponed the renewal of this program until 2010 and instead focused on equity compensation, as described above.

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The MDCC amended its incentive compensation recapture policy to clarify that the Board has discretion to recapture compensation for any conduct that is detrimental to the company, rather than just fraudulent or intentional misconduct, and that, in all cases, it will seek reimbursement if an executive has engaged in fraudulent conduct.

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In connection with setting 2009 compensation and the incentive compensation we provide to our named executives, the MDCC considered the risk profile of our compensation programs, policies and practices and confirmed that our incentive compensation does not encourage unnecessary and excessive risks. Our CRO assisted the MDCC in connection with this evaluation by participating in and reviewing the design of compensation programs, performance measures and goals affecting our named executives, including the 2010 LTPA, PSU and annual bonus awards.

Compensation for Our Other Named Executives

Keith Sherin. Mr. Sherin has been our chief financial officer since 1998 and is also a Vice Chairman of the company. Since he joined GE in 1981, he has assumed roles with increasing responsibilities at many of our key businesses. As the leader of the company’s finance organization, Mr. Sherin’s financial objectives focused on the overall performance of the company and were the same as Mr. Immelt’s. His strategic and operational goals included creating a more global finance organization with deeper domain expertise; providing operational support to achieve financial goals, including keeping the company safe and secure; supporting GE strategy development and execution; supporting GE growth activities; leading the company’s relationship with rating agencies; and maximizing funding and economic stimulus opportunities with governments.

Mr. Sherin’s leadership was critical in 2009 to keeping the company safe and secure. Under his functional leadership, the company was successful in reducing Capital Finance’s ending net investment by $53 billion (excluding exchange rate effects), improving capital ratios, pre-funding 100% of the 2010 long-term debt funding plan, increasing GE Capital’s cash by $27 billion, reducing commercial paper by $25 billion, delivering $16.6 billion of industrial cash flow from operating activities, making strong improvements in working capital and realizing cost savings. He was instrumental in stabilizing the company’s credit rating and maximizing funding opportunities. Mr. Sherin consolidated and reinforced the company’s risk management functions and built out functional expertise globally. He led financial communication with the investor and analyst communities at a very difficult time. In addition, he directly led the company’s effort to enter into the proposed NBCU joint venture with Comcast.

In light of the MDCC’s assessment of Mr. Sherin’s performance in 2009, he received a $2,675,000 cash bonus, a 5% increase from his 2008 bonus (which was 15% less than the bonus he received for 2007). He also received 1,800,000 stock options.

Mike Neal. Mr. Neal has been the leader of our Capital Finance business since its formation in September 2008 and is also a Vice Chairman of the company. Previously, he was the president and CEO of GE Commercial Finance and has held several leadership positions at other businesses since he joined GE in 1979. In addition to the company’s overall goals, Mr. Neal had goals and objectives for his business. His financial objectives focused on meeting GE Capital’s revised earnings target, lowering ending net investment, reducing GE Capital’s commercial paper balance, increasing cash levels, reducing leverage, increasing the Tier 1 capital ratio and realizing significant cost savings. His strategic and operational goals included managing through the credit cycle; diversifying funding and managing GE Capital’s ratings; reorganizing GE Capital to position it for future growth; executing on GE’s financial services strategy; and preparing GE for potential changes in financial services regulation.

Mr. Neal performed well in keeping GE Capital safe and secure and positioning it for future growth. Capital Finance earned $2.3 billion in 2009, in line with its peers, and was profitable in every quarter. Over the past two years, Capital Finance earned over $10 billion, while the total earnings of the S&P 500 financial sector were significantly negative. Over the past three years, Capital Finance’s average return on assets was 1.41%, exceeding most of its peers. GE Capital’s liquidity and capital ratios improved markedly in 2009, leverage decreased, long-term debt funding was pre-funded through 2010, and the business was refocused to be smaller and better competitively advantaged. Cash and backup lines were at a level of more than two times our commercial paper balance at year-end, and Capital Finance’s ending net investment (excluding exchange rate effects) was down to $472 billion at the end of 2009, compared to $525 billion at the end of 2008. In addition, Mr. Neal helped realize cost savings of $3.3 billion in GE Capital. He also prepared GE Capital for a new regulatory environment through a comprehensive regulatory review process.

In light of the MDCC’s assessment of Mr. Neal’s performance in 2009, he received a $2,900,000 cash bonus, the same bonus he received in 2008 (which was 25% less than the bonus he received for 2007). He also received 1,800,000 stock options.

John Rice. Mr. Rice has been the leader of our Technology Infrastructure business since its formation in 2008 and is also a Vice Chairman of the company. Since joining GE in 1978, he has served as president and CEO of GE Infrastructure, GE Industrial, GE Energy and GE Transportation Systems. In addition to the company’s overall goals, Mr. Rice had goals and objectives for his business. His financial objectives focused on delivering solid earnings and increasing cash flow from operating activities. His strategic and operational goals included driving operational excellence; launching healthymagination®; driving global growth; protecting the installed base and service model; launching new technologies and growth platforms; making government a key partner; improving public policy and communications core competencies; reorganizing Aviation and Healthcare; and selectively pursuing acquisitions and divestitures.

Mr. Rice led the Technology Infrastructure business to a strong performance in 2009 in a very difficult business environment. His business earned $7.5 billion in 2009, an 8% decrease from 2008, and generated $8.0 billion in cash flow from operating activities, a 30% increase from 2008. Mr. Rice successfully launched healthymagination® and was instrumental in selling our Homeland Protection business, dissolving our joint venture with FANUC Ltd. and entering into an agreement for the sale of our Security business. He entered into an important partnership with the Chinese Aviation Ministry to form a new venture in avionics, and his leadership was critical in continuing funding for the company’s involvement in the Joint Strike Fighter program. In addition, he diversified into new product lines, such as smart grid and batteries, and took important restructuring actions to lower the business’ cost base.

In light of the MDCC’s assessment of Mr. Rice’s performance in 2009, he received a $2,835,000 cash bonus, a 5% increase from his 2008 bonus (which was 10% less than the bonus he received for 2007). He also received 1,800,000 stock options.

John Krenicki. Mr. Krenicki has been the leader of our Energy Infrastructure business since its formation in 2008 and is also a Vice Chairman of the company. Previously, he was president and chief executive officer of GE Energy, and held several leadership positions at other businesses since he joined GE in 1984. In addition to the company’s overall goals, Mr. Krenicki had goals and objectives for his business. His financial objectives focused on increasing earnings and maximizing cash flow from operating activities. His strategic and operational goals included attacking key elements of margin rates; generating strong cash flows; revitalizing wind demand; finding and winning high-profile orders; improving performance and cost competitiveness; turning around the Water business; delivering double-digit services businesses profit growth; and reinforcing regulatory, risk and government policy capabilities.

Mr. Krenicki delivered an excellent performance in 2009. His business earned $6.8 billion in 2009, a 13% increase from 2008. Cash flow from operating activities was $5.0 billion, a very strong result given that progress collections were $2.6 billion lower in 2009 than in 2008 due to the economic climate. Excluding progress payments, cash flow from operating activities increased from 2008. Mr. Krenicki also increased services and wind margins, extended the global reach of his business by securing large global orders and also made substantial progress on turning around the Water business. In addition, he expanded his services businesses and succeeded in building out regulatory, risk and government policy capabilities.

In light of the MDCC’s assessment of Mr. Krenicki’s performance in 2009, and in recognition of his recent promotion to Vice Chairman, he received a $2,500,000 cash bonus, a 25% increase from 2008, and 1,700,000 stock options.

Long-Term Performance Awards

Since 1994, we have granted LTPAs generally every three years to our named executives and other selected leaders. These awards have been based on meeting or exceeding long-term performance metrics. In February 2010, we granted contingent LTPAs to approximately 1,000 executives across the company that will only be payable if the company achieves on an overall basis for the three-year (2010 through 2012) period specified goals based on four equally weighted business measurements. These business measurements are: (1) cumulative earnings per share, (2) cumulative industrial cash flow from operating activities, (3) 2012 industrial return on total capital, and (4) ending net investment of GE Capital. The MDCC adopted these performance measurements because they directly align with the goals set at the company’s annual financial and strategic planning session. In particular, (1) earnings-per-share targets are designed to reflect the company’s attractive financial profile, (2) industrial cash flow targets are designed to provide the capability to grow GE’s dividend in line with earnings, (3) return on total capital targets are designed to keep GE on a level with other highly valued companies and reflect effective capital allocation, and (4) ending net investment targets are designed to be consistent with a smaller, more focused financial services business. The final amount paid will be based on achieving threshold, target or maximum levels for any of the four measurements. As was the case with the awards granted under our prior long-term performance award programs, the goals for the 2010 through 2012 performance period are challenging but achievable. Specifically, target goals are achievable with good performance, whereas maximum levels represent stretch goals. The three most recent long-term performance award plans paid out at 56%, 64% and 47% of the maximum payout level, respectively. For each named executive, the award is based on a multiple (i.e., .75X at threshold, 1.50X at target and 2.00X at maximum) of the named executive’s base salary in effect in February 2013 and the discretionary bonus awarded in February 2013 for the 2012 performance period, and will be subject to forfeiture if the executive’s employment terminates for any reason other than disability, death or retirement before December 31, 2012. If the Board determines that an executive has engaged in conduct detrimental to the company that resulted in a material inaccuracy in the company’s financial statements or performance metrics that affects the award, the Board may take a range of actions to remedy the conduct, including seeking reimbursement of any portion of the award paid to the executive that is greater than would have been paid if calculated based on the accurate financial statements or performance metrics. However, if the Board determines that the executive engaged in fraudulent misconduct, in addition to other actions, it will seek such reimbursement.

Our Compensation Framework

Our Goal

The goal of our executive compensation program is to retain and reward leaders who create long-term value for our shareowners. This goal affects the compensation elements we use and our compensation decisions. Our compensation program rewards sustained financial and operating performance and leadership excellence, aligns the executives’ long-term interests with those of our shareowners and motivates executives to remain with the company for long and productive careers built on expertise.

Key Considerations in Setting Pay

The following is a summary of key considerations affecting the determination of compensation for the named executives by the MDCC.

Emphasis on Consistent and Relative Performance. Our compensation program provides the greatest pay opportunity for executives who demonstrate superior performance for sustained periods of time. Each of our named executives has served the company for many years, during which time he has held diverse positions with increasing levels of responsibility. The amount of their pay reflects the fact that they have consistently contributed, and are expected to continue to contribute, to the company’s success. In evaluating consistent performance, we also heavily weigh relative performance of each executive in his industry segment or function.

Our emphasis on consistent performance affects our discretionary annual cash bonus and equity incentive compensation, which are determined with the prior year’s award or grant serving as an initial basis for consideration. After an assessment of a named executive’s past performance, and expected future contribution to the company’s results, as well as the performance of any business or function he leads, the MDCC uses its judgment in determining the amount of bonus or equity award and the resulting percentage change from the prior year. We incorporate current-year, past and expected performance into our compensation decisions, and percentage increases or decreases in the amount of annual compensation therefore tend to be more gradual than in a framework that is focused solely on current-year performance.

Emphasis on Future Pay Opportunity Versus Current Pay. The MDCC strives to provide an appropriate mix of different compensation elements, including finding a balance among current versus long-term compensation and cash versus equity incentive compensation. Cash payments primarily reward more recent performance, and equity awards encourage our named executives to continue to deliver results over a longer period of time and serve as a retention tool. The MDCC believes that named executive compensation should be more at risk by being based on the company’s operating and stock price performance over the long term.

Discretion and Judgment. Except with respect to our long-term performance awards and the PSUs granted to our CEO in lieu of any other equity awards, both of which depend on achieving specific quantitative performance objectives, the MDCC does not use formulas in determining the amount and mix of compensation. Thus, the MDCC evaluates a broad range of both quantitative and qualitative factors, including reliability in delivering financial and growth targets, performance in the context of the economic environment relative to other companies, a track record of integrity, good judgment, the vision and ability to create further growth and the ability to lead others. The evaluation of a named executive’s performance against his stated objectives plays a significant role in awarding the discretionary annual cash bonus and also contributes to a determination of overall compensation. For annual equity incentive awards, the MDCC primarily considers a named executive’s potential for future successful performance and leadership as part of the executive management team, taking into account past performance as a key indicator.

Significance of Company Results. The MDCC primarily evaluates the named executives’ contributions to the company’s overall performance rather than focusing only on their individual business or function. The MDCC believes that the named executives share the responsibility to support the goals and performance of the company, as key members of the company’s leadership team. While this compensation philosophy influences all of the MDCC’s compensation decisions, it has the biggest impact on annual equity incentive awards.

Consideration of Risk. Our compensation programs are discretionary, balanced and focused on the long term. Under this structure, the highest amount of compensation can be achieved through consistent superior performance over sustained periods of time. In addition, large amounts of compensation are usually deferred or only realizable upon retirement. This provides strong incentives to manage the company for the long term, while avoiding excessive risk-taking in the short term. Goals and objectives reflect a balanced mix of quantitative and qualitative performance measures to avoid excessive weight on a single performance measure. Likewise, the elements of compensation are balanced among current cash payments, deferred cash and equity awards. With limited exceptions, the MDCC retains a large amount of discretion to adjust compensation for quality of performance and adherence to company values.

The MDCC reviews the relationship between our risk management policies and practices and the incentive compensation we provide to our named executives to confirm that our incentive compensation does not encourage unnecessary and excessive risks. The MDCC also reviews the relationship between risk management policies and practices, corporate strategy and senior executive compensation.

Use of Compensation Consultants and Benchmarking Data. Periodically, the MDCC and the company’s human resources function have sought the views of Frederic W. Cook & Co., Inc. about market intelligence on compensation trends, along with its views on particular compensation programs designed by our human resources function. The company’s human resources function consulted with Frederic W. Cook & Co., Inc. in 2009 to obtain its views and information on market practices relating to certain elements of executive compensation. These services were obtained under hourly fee arrangements and not pursuant to a standing engagement. The MDCC and the company have adopted a policy that any compensation consultant used by the committee to advise on executive compensation will not at the same time advise the company on any other human resources matter. With respect to benchmark data, the MDCC considers executive compensation at each of the other component companies of the Dow Jones Industrial Average only as one among several factors in setting pay. The MDCC does not target a percentile within this Dow 30 peer group and instead uses the comparative data only as a reference point in its determination of the types and amount of compensation based on its own evaluation.

No Employment and Severance Agreements. Our named executives do not have employment, severance or change-of-control agreements. They serve at the will of the Board, which enables us to set the terms of any termination of employment. To preserve the MDCC’s flexibility to consider the facts and circumstances of any particular situation, we provide limited guaranteed post-termination benefits, which are discussed in more detail beginning on page 37, including death and disability benefits. Other than retirement benefits, which serve as a retention tool, post-employment benefits have little bearing on our annual compensation decisions.

Performance Objectives and Evaluations for Our Named Executives

At the beginning of each year, Mr. Immelt develops the objectives that he believes should be achieved for the company to be successful, which he then reviews with the MDCC for the corollary purpose of establishing how his performance will be assessed. These objectives are derived largely from the company’s annual financial and strategic planning sessions, during which in-depth reviews of the company’s growth opportunities are analyzed and goals are established for the upcoming year. The objectives include both quantitative financial measurements and qualitative strategic and operational considerations that are evaluated subjectively, without any formal weightings, and are focused on the factors that our CEO and the Board believe create long-term shareowner value. Mr. Immelt reviews and discusses preliminary considerations as to his own compensation with the MDCC. In developing these considerations, he solicits the input of, and receives advice and data from, our senior vice president, human resources. Mr. Immelt does not participate in the final determination of his own compensation.

Each of the other named executives is a leader of an individual business or function of the company. As part of the executive management team, they report directly to Mr. Immelt, who develops the objectives that each individual is expected to achieve, and against which their performance is assessed. As with Mr. Immelt, these objectives are reviewed with the MDCC at the beginning of each year and are derived largely from the company’s annual financial and strategic planning sessions in which the other named executives participate. Like Mr. Immelt, their objectives include both quantitative financial measurements and qualitative strategic and operational considerations affecting the company and the businesses or function that the named executives lead. Mr. Immelt leads the assessment of each named executive’s individual performance against the objectives, the company’s overall performance and the performance of his business or function. He then makes an initial compensation recommendation to the MDCC for each named executive, again with the advice of our senior vice president, human resources. The named executives do not play a role in their compensation determination, other than discussing with the CEO their individual performance against their predetermined objectives.

Compensation Elements We Use to Achieve Our Goal

The following summarizes the compensation elements we use as tools to reward, align and retain our named executives.

Base Salary and Bonus. Base salaries for our named executives depend on the scope of their responsibilities, their leadership skills and values, their performance and length of service. Decisions regarding salary increases are affected by the named executive’s current salary and the amounts paid to their peers within and outside the company. In the current economic climate, base salary rates are generally eligible to be increased once every 24 months. For each named executive other than the CEO, we pay discretionary cash bonuses each February for the prior year’s performance based upon the evaluation by the MDCC and the CEO of the executive’s performance against stated goals and objectives, as discussed previously. In the case of the CEO, his bonus is also paid each February for the prior year’s performance based on the MDCC’s evaluation.

Stock Options and Restricted Stock Units (RSUs). The company’s equity incentive compensation program is designed to recognize scope of responsibilities, reward demonstrated performance and leadership, align the interests of the named executive with those of our shareowners and retain them. We believe that providing combined grants of stock options and RSUs generally is an effective means to focus our named executives on delivering long-term value to our shareowners because options only have value to the extent the price of GE stock on the date of exercise exceeds the stock price on the grant date, and RSUs reward and retain the named executives by offering them the opportunity to receive shares of GE stock on the date the restrictions lapse so long as they continue to be employed by the company. As discussed above, the MDCC decided to shift compensation focus for 2009 to the potential value of stock options from our historical mix that includes RSUs and LTPAs. Historically, we have determined that for annual equity incentive awards the total value of the award should be divided equally between RSUs and stock options, with one RSU having three times the value of one stock option. Unvested stock options and RSUs are forfeited if the named executive voluntarily leaves GE, and are generally vested if he reaches age 60 and retires prior to the scheduled vesting. The RSUs pay dividend equivalents prior to the lapse of restrictions, equal to the quarterly dividends on GE stock.

Performance Share Units (PSUs). Since 2003, we have generally compensated our CEO with PSUs in lieu of any other equity incentive compensation. Half of the PSUs convert into shares of GE stock only if GE’s cumulative industrial cash flow from operating activities, adjusted to exclude the effect of unusual events, is at least $70 billion over the five-year performance period (or, in the case of grants prior to 2009, GE’s cash flow from operating activities, adjusted to exclude the effect of unusual events, has grown an average of 10% or more per year over the five-year performance period). The remaining PSUs convert into shares of GE stock only if GE’s total shareowner return meets or exceeds the return of the S&P 500 over the performance period. Total shareowner return means the cumulative total return on GE stock and the S&P 500 Index, respectively, over the performance period, calculated in the same manner as the performance graph shown in our Annual Report on Form 10-K. Beginning with PSUs granted in September 2006, dividend equivalents are paid out only on shares actually received.

Long-Term Performance Awards (LTPAs). Beginning in 1994, contingent long-term performance awards have generally been granted every three years to our named executives and other select leaders. These awards provide a strong incentive for achieving specified financial performance goals that the MDCC considers to be important contributors to shareowner value. The awards, which can be paid out in cash or stock, encourage retention, as they are subject to forfeiture if the named executive’s employment terminates for any reason other than death, disability or retirement before the end of the performance period. Starting with awards granted in 2010, if the Board determines that an executive has engaged in conduct detrimental to the company that resulted in a material inaccuracy in the company’s financial statements or performance metrics that affects the award, the Board may take a range of actions to remedy the conduct, including seeking reimbursement of any portion of the award paid to the executive that is greater than would have been paid if calculated based on the accurate financial statements or performance metrics. However, if the Board determines that the executive engaged in fraudulent misconduct, in addition to other actions, it will seek such reimbursement.

Deferred Compensation. The company has offered periodically both a deferred salary plan and a deferred bonus plan, with only the deferred salary plan providing for payment of an “above-market” rate of interest as defined by the SEC. The last deferred salary plan was offered in 2006. These plans were available to approximately 4,000 eligible employees in the company who are subject to U.S. federal income taxes. Individuals who were named executives at the time a deferred salary plan was initiated were not offered the opportunity to participate. The plans are intended to promote retention by providing a long-term savings opportunity on a tax-efficient basis. The deferred salary plan is viewed as a strong retention tool because executives generally must remain with the company for at least five years from the time of deferral to receive any interest on deferred balances. In addition, because the deferral plans are unfunded and deferred salary and bonus payments are satisfied from the company’s general assets, the deferral plans provide a strong incentive for the company’s executives to minimize risks that could jeopardize the long-term financial health of the company. The deferred bonus plan allows executives to defer up to 100% of their discretionary annual cash bonus in GE stock units, S&P 500 Index units or cash units. Under both plans, payouts commence following termination of employment.

Pension Plans. The company provides retirement benefits to the named executives under the same GE Pension Plan, GE Supplementary Pension Plan and GE Excess Benefits Plan in which other executives and employees participate. The GE Pension Plan is a broad-based tax-qualified plan under which employees are eligible to retire at age 60 or later. The company also offers to approximately 4,000 eligible employees the GE Supplementary Pension Plan to increase retirement benefits above amounts available under the GE Pension Plan. Unlike the GE Pension Plan, the Supplementary Pension Plan is an unfunded, unsecured obligation of the company and is not qualified for tax purposes. The Supplementary Pension Plan is one of the company’s strongest retention tools because participants generally forfeit any benefits under the plan if they leave the company prior to reaching age 60. We therefore believe that this plan allows us to significantly reduce departures of high-performing executives and greatly enhances the caliber of the company’s executive workforce. In addition, because the Supplementary Pension Plan is unfunded and benefit payments are satisfied from the company’s general assets, it provides a strong incentive for the company’s executives to minimize risks that could jeopardize the long-term financial health of the company.

Other Compensation. We provide our named executives with other benefits, reflected in the All Other Compensation column in the 2009 Summary Compensation Table on page 27, that we believe are reasonable, competitive and consistent with the company’s overall executive compensation program.

Other Compensation Practices

Role of the MDCC and Executives in Establishing and Implementing Compensation Goals. The MDCC has the primary responsibility for assisting the Board in developing and evaluating potential candidates for executive positions and for overseeing the development of executive succession plans. As part of this responsibility, the MDCC oversees the design, development and implementation of the compensation program for the CEO and the other named executives. Our CEO and senior vice president, human resources, assist the MDCC in administering our compensation programs. The senior vice president, human resources, assists the MDCC and participates in its deliberations about compensation matters by providing advisory services and information, such as past compensation, compensation practices and guidelines, company performance, current industry compensation practices and competitive market information. Information setting forth the total annual compensation of each named executive, and potential retirement benefits accruing to each, is also assembled by the human resources function for the MDCC.

Share Ownership and Holding Period Requirements. We require our named executives to own significant amounts of GE stock. These share ownership requirements are set forth in the MDCC’s key practices, which are published on GE’s website under the Governance section of Our Company at www.ge.com/pdf/company/governance/board/ge_management_dev_key_practices.pdf. The named executives’ ownership is shown in the stock ownership table on page 41. In addition, they are required to hold for at least one year any net shares of GE stock that they receive through the exercise of their annual stock option awards. We prohibit short sales on GE stock, or the purchase or sale of options, puts, calls, straddles, equity swaps or other derivative securities that are directly linked to GE stock, by our named executives.

Equity Grant Practices. The exercise price of each stock option awarded under our long-term incentive plan is the closing price of GE stock on the date of grant, which is the date of the MDCC meeting at which equity awards for the named executives are determined. Board and committee meetings are generally scheduled at least a year in advance. Scheduling decisions are made without regard to anticipated earnings or other major announcements by the company. We prohibit the repricing of stock options.

Tax Deductibility of Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended, imposes a $1 million limit on the amount that a public company may deduct for compensation paid to the company’s CEO or any of the company’s three other most highly compensated executive officers (other than the CFO) who are employed as of the end of the year. This limitation does not apply to compensation that meets the requirements under Section 162(m) for “qualifying performance-based” compensation (i.e., compensation paid only if the individual’s performance meets pre-established objective goals based on performance criteria approved by shareowners). For 2009, the grants of stock options and PSUs and the payments of discretionary annual cash bonuses were designed to satisfy the requirements for deductible compensation.

Potential Impact on Compensation from Executive Misconduct. If the Board determines that an executive officer has engaged in conduct detrimental to the company, the Board may take a range of actions to remedy the misconduct, prevent its recurrence, and impose such discipline as would be appropriate. Discipline would vary depending on the facts and circumstances, and may include, without limit, (1) termination of employment, (2) initiating an action for breach of fiduciary duty, and (3) if the conduct resulted in a material inaccuracy in the company’s financial statements or performance metrics which affect the executive officer’s compensation, seeking reimbursement of any portion of performance-based or incentive compensation paid or awarded to the executive that is greater than would have been paid or awarded if calculated based on the accurate financial statements or performance metrics; provided that if the board determines that an executive engaged in fraudulent misconduct, it will seek such reimbursement. These remedies would be in addition to, and not in lieu of, any actions imposed by law enforcement agencies, regulators or other authorities.

Shareowner Approval of Severance Benefits. If the Board were to agree to pay severance benefits to any of the named executive officers, we would seek shareowner approval of such benefits if: (1) the executive’s employment was terminated prior to retirement for performance reasons, and (2) the value of the proposed severance benefits would exceed 2.99 times the sum of the named executive’s base salary and bonus. For this purpose, severance benefits would not include: (1) any payments based on accrued pension benefits, (2) any payments of salary or bonus amounts that had accrued at the time of termination, (3) any RSUs paid to a named executive who was terminated within two years prior to age 60, (4) any stock-based incentive awards that had vested or would otherwise have vested within two years following the named executive’s termination, and (5) any retiree health, life or other welfare benefits.

Compensation Committee Report

The MDCC has reviewed the Compensation Discussion and Analysis and discussed that analysis with management. Based on its review and discussions with management, the committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in the company’s Annual Report on Form 10-K for 2009 and the company’s 2010 proxy statement. This report is provided by the following independent directors, who comprise the committee:

Ralph S. Larsen (Chairman)	Andrea Jung
James I. Cash, Jr.	Sam Nunn
Robert W. Lane	Douglas A. Warner III

2009 Summary Compensation Table

Name and Principal Position	Year	Salary[1]	Bonus	Stock Awards[2]		Option Awards[4]	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings[5]	All Other Compensation[6]	Total
Jeffrey R. Immelt,	2009	$3,300,000	$0	$1,791,000	[3]	$0	$0	$4,398,085	$396,155	$9,885,240
Chairman of the Board and CEO	2008 2007	3,300,000 3,300,000	0 5,800,000	2,044,650 4,713,000	[3] [3]	0 0	0 0	3,563,466 78,290	372,819 396,267	9,280,935 14,287,557
Keith S. Sherin,	2009	$1,500,000	$2,675,000	$0		$6,876,000	$0	$2,722,228	$182,728	$13,955,956
Vice Chairman and CFO	2008 2007	1,500,000 1,354,167	2,550,000 3,000,000	5,918,000 3,552,096		1,560,000 2,563,000	2,555,300 0	2,503,541 1,281,453	288,718 275,400	16,875,559 12,026,116
John Krenicki, Vice Chairman	2009	$1,200,000	$2,500,000	$0		$6,470,000	$0	$2,816,366	$116,485	$13,102,851
Michael A. Neal,	2009	$1,750,000	$2,900,000	$0		$6,876,000	$0	$3,400,059	$269,830	$15,195,888
Vice Chairman	2008 2007	1,650,000 1,550,000	2,900,000 3,880,000	2,812,000 3,552,096		1,560,000 2,563,000	2,933,900 0	3,484,939 2,979,130	344,044 343,674	15,684,883 14,867,900
John G. Rice,	2009	$1,750,000	$2,835,000	$0		$6,876,000	$0	$3,729,160	$195,595	$15,385,754
Vice Chairman	2008 2007	1,650,000 1,550,000	2,700,000 3,000,000	2,812,000 3,552,096		1,560,000 2,563,000	5,615,400 0	3,328,715 1,852,735	261,073 393,825	17,927,188 12,911,656

1    Each of the named executives contributed a portion of his salary to the company’s 401(k) savings plan.

2     This column represents the dollar amounts for the years shown of the aggregate grant date fair value of PSUs and RSUs granted in those years in accordance with SEC rules. Generally, the aggregate grant date fair value is the amount that the company expects to expense in its financial statements over the award’s vesting schedule. These amounts reflect the company’s accounting expense and do not correspond to the actual value that will be realized by the named executives. For RSUs, fair value is calculated using the closing price of GE stock on the date of grant. For information on the valuation assumptions, refer to the note on Other Stock-Related Information in the GE financial statements filed with the Annual Report on Form 10-K for the respective year-end. Refer to note 3 below for a discussion of the calculation of the fair value of PSUs. See the 2009 Grants of Plan-Based Awards table on page 29 for information on grants awarded in 2009.

3    This amount represents the aggregate grant date fair value, which is generally the amount that the company expects, as of the grant date, to expense in its financial statements over the award’s vesting schedule. The actual value of PSUs received is different from the accounting expense because it depends on performance: 50% of the PSUs converts into GE stock only if GE’s cumulative industrial cash flow from operating activities is at least $70 billion over the performance period (or, for grants prior to 2009, GE’s cash flow from operating activities has grown an average of 10% or more per year over the performance period), and 50% converts into GE stock only if GE’s total shareowner return meets or exceeds that of the S&P 500 over the performance period. Accordingly, Mr. Immelt may receive 0%, 50% or 100% of each PSU grant. For example, as described in the Compensation Discussion and Analysis on page 18, Mr. Immelt only earned 50%, or 125,000 shares valued at $1,943,750 based upon the $15.55 closing price on the vesting date, of the PSUs granted to him in September 2005. Mr. Immelt did not earn the other 50% because the total shareowner return condition was not met. Although the PSUs not earned by Mr. Immelt were cancelled, the company does not adjust the related amounts reported as compensation to Mr. Immelt.

4     This column represents the dollar amounts for the years shown of the aggregate grant date fair value of stock options granted in those years in accordance with SEC rules. These amounts reflect the company’s accounting expense and do not correspond to the actual value that will be realized by the named executives. For information on the valuation assumptions, refer to the note on Other Stock-Related Information in the GE financial statements filed with the Annual Report on Form 10-K for the respective year-end. See the 2009 Grants of Plan-Based Awards table on page 29 for information on stock options awarded in 2009.

5    This column represents the sum of the change in pension value and nonqualified deferred compensation earnings for each of the named executives. The change in pension value in 2009 was $4,299,918, $2,649,151, $2,761,781, $3,317,489 and $3,614,944 for Messrs. Immelt, Sherin, Krenicki, Neal and Rice, respectively. The increases in the pension values of Messrs. Immelt and Neal are a function of the change in the discount rate and their ages and service periods, and are unrelated to any changes in their compensation. See 2009 Pension Benefits on page 34 for additional information, including the present value assumptions used in this calculation. In 2009, the above-market earnings on the executive deferred salary plans in which the named executives participated were $98,167, $73,077, $54,585, $82,570 and $114,216 for Messrs. Immelt, Sherin, Krenicki, Neal and Rice, respectively. Above-market earnings represent the difference between market interest rates determined pursuant to SEC rules and the 8.5% to 14% interest contingently credited by the company on salary deferred by the named executives under various executive deferred salary plans in effect between 1987 and 2009. See 2009 Nonqualified Deferred Compensation beginning on page 36 for additional information.

6    See the 2009 All Other Compensation table on page 28 for additional information.

2009 All Other Compensation

We provide our named executives with additional benefits, reflected in the table below for 2009, that we believe are reasonable, competitive and consistent with the company’s overall executive compensation program. The costs of these benefits constitute only a small percentage of each named executive’s total compensation.

Name of Executive	Other Benefits[1]	Value of Supplemental Life Insurance Premiums[2]	Payments Relating to Employee Savings Plan[3]	Total
Immelt	$282,378	$105,202	$8,575	$396,155
Sherin	78,625	95,528	8,575	182,728
Krenicki	54,922	52,988	8,575	116,485
Neal	102,345	158,910	8,575	269,830
Rice	63,359	123,661	8,575	195,595

1    See the 2009 Other Benefits table below for additional information.

2    This column reports taxable payments made to the named executives to cover premiums for universal life insurance policies owned by the executives. These policies include: (1) Executive Life, which provides universal life insurance policies for the named executives totaling $3 million in coverage at the time of enrollment, increased 4% annually thereafter, and (2) Leadership Life, which provides universal life insurance policies for the named executives with coverage of two times their salary plus 100% of their latest bonus payments.

3    This column reports company matching contributions to the named executives’ 401(k) savings accounts of 3.5% of pay up to the limitations imposed under IRS rules.

2009 Other Benefits

The following table describes other benefits and the incremental cost to the company of providing them in 2009. The total amount of these other benefits is included in the 2009 All Other Compensation table above for each named executive.

Name of Executive	Use of Aircraft[1]	Leased Cars[2]	Financial Counseling and Tax Preparation[3]	Other[4]	Total
Immelt	$201,335	$36,284	$4,450	$40,309	$282,378
Sherin	36,183	18,206	14,050	10,186	78,625
Krenicki	19,815	17,987	15,500	1,620	54,922
Neal	102,345	0	0	0	102,345
Rice	15,939	14,811	15,776	16,833	63,359

1    The calculation of incremental cost for personal use of company aircraft includes the variable costs incurred as a result of personal flight activity: a portion of ongoing maintenance and repairs, aircraft fuel, satellite communications and any travel expenses for the flight crew. It excludes non-variable costs, such as exterior paint, interior refurbishment and regularly scheduled inspections, which would have been incurred regardless of whether there was any personal use of aircraft.

2    Includes expenses associated with the leased cars program, such as leasing and management fees, administrative costs and gas allowance.

3    Includes expenses associated with the use of advisors for financial, estate and tax preparation and planning, as well as investment analysis and advice.

4    This column reports the total amount of other benefits provided, none of which individually exceeded the greater of $25,000 or 10% of the total amount of benefits included in the 2009 Other Benefits table for the named executive. These other benefits included: (1) car service fees, (2) home alarm and generator installation, maintenance and monitoring, (3) participation in the Executive Products and Lighting Program pursuant to which executives can receive GE appliances or other products with incremental cost calculated based on the fair market value of the products received, and (4) an annual physical examination.

2009 Grants of Plan-Based Awards

The following table provides information about equity awards granted to the named executives in 2009: (1) the grant date, (2) estimated future payouts under equity incentive plan awards, which consist of the PSUs awarded to Mr. Immelt, (3) all other awards, which consist of the number of shares underlying stock options awarded to the named executives, other than Mr. Immelt, (4) the exercise price of the stock option awards, which reflects the closing price of GE stock on the date of grant, and (5) the grant date fair value of each equity award computed in accordance with applicable SEC rules.

Name of Executive	Grant Date	Estimated Future Payouts Under Equity Incentive Plan Awards[1]	All Other Awards: Number of Securities Underlying Options[2]	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards[3]
		Maximum
Immelt	12/31/2009	150,000			$1,791,000
Sherin	3/12/2009		1,000,000	$9.57	$4,060,000
	7/23/2009		800,000	11.95	2,816,000
Krenicki	3/12/2009		900,000	$9.57	$3,654,000
	7/23/2009		800,000	11.95	2,816,000
Neal	3/12/2009		1,000,000	$9.57	$4,060,000
	7/23/2009		800,000	11.95	2,816,000
Rice	3/12/2009		1,000,000	$9.57	$4,060,000
	7/23/2009		800,000	11.95	2,816,000

1    This column shows the number of PSUs granted in 2009 to Mr. Immelt, which is the maximum number of PSUs that will convert into shares of GE stock at the end of the five-year performance period if GE achieves the specified performance conditions. The terms of the PSUs are described in note 3 of the 2009 Summary Compensation Table on page 27.

2    This column shows the number of stock options granted, which will vest and become exercisable ratably in five equal annual installments beginning one year from the date of grant and each year thereafter.

3    This column shows the aggregate grant date fair value of PSUs under applicable SEC rules granted to Mr. Immelt, and the aggregate grant date fair value of stock options under applicable SEC rules granted to the other named executives in the table, in 2009. Generally, the aggregate grant date fair value is the amount that the company expects to expense in its financial statements over the award’s vesting schedule. See note 3 of the 2009 Summary Compensation Table for a discussion of the fair value calculation related to the PSUs. For stock options, fair value is calculated using the Black-Scholes value on the grant date of $4.06 and $3.52 as of March 12, 2009, and July 23, 2009, respectively. For additional information on the valuation assumptions, refer to the note on Other Stock-Related Information in the GE financial statements filed with the Annual Report on Form 10-K for the year ended December 31, 2009, as filed with the SEC.

2009 Outstanding Equity Awards at Fiscal Year-End

The following table provides information on the current holdings of stock option and stock awards by the named executives. This table includes unexercised and unvested option awards, unvested RSUs and PSUs with vesting conditions that were not satisfied as of December 31, 2009. Each equity grant is shown separately for each named executive. The vesting schedule for each outstanding award is shown following this table, based on the option or stock award grant date. The option exercise prices shown below indicate rounding with respect to prices prior to 2000, which extended to four decimal points. For additional information about the stock option and stock awards, see the description of equity incentive compensation in the Compensation Discussion and Analysis on page 24.

Option Awards						Stock Awards
Name of Executive	Option Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested[1]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested[1]
Immelt						7/3/1989	60,000	$907,800
						12/20/1991	72,000	1,089,360
						6/23/1995	75,000	1,134,750
						6/26/1998	112,500	1,702,125
	9/22/2000	350,000		$57.31	9/22/2010
	11/24/2000	200,000		49.38	11/24/2010
						11/24/2000	150,000	2,269,500
	7/26/2001	800,000		43.75	7/26/2011
	9/26/2001	400,000		35.48	9/26/2011
	9/13/2002	1,000,000		27.05	9/13/2012
						9/16/2005			250,000	[2]	$3,782,500
						9/8/2006			250,000		3,782,500
						11/2/2007			150,000		2,269,500
						12/11/2008			150,000		2,269,500
						12/31/2009			150,000		2,269,500
Sherin						12/20/1996	30,000	$453,900
						6/26/1998	45,000	680,850
						7/29/1999	30,000	453,900
						6/2/2000	30,000	453,900
	9/22/2000	150,000		$57.31	9/22/2010
	7/26/2001	225,000		43.75	7/26/2011
						9/10/2001	25,000	378,250
	9/26/2001	112,500		35.48	9/26/2011
	9/13/2002	350,000		27.05	9/13/2012
	9/12/2003	240,000		31.53	9/12/2013
						9/12/2003	62,500	945,625
	9/17/2004	270,000		34.22	9/17/2014
	9/16/2005	240,000	60,000	34.47	9/16/2015
						9/16/2005	33,334	504,343
	9/8/2006	150,000	100,000	34.01	9/8/2016
						9/8/2006	41,667	630,422
	9/7/2007	110,000	165,000	38.75	9/7/2017
						9/7/2007	55,001	832,165
						6/5/2008	80,000	1,210,400
	9/9/2008	60,000	240,000	28.12	9/9/2018
						9/9/2008	80,000	1,210,400
	3/12/2009		1,000,000	9.57	3/12/2019
	7/23/2009		800,000	11.95	7/23/2019

Option Awards						Stock Awards
Name of Executive	Option Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested[1]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested[1]
Krenicki						6/26/1998	10,000	$151,300
						7/29/1999	10,000	151,300
						6/22/2000	13,334	201,743
	9/22/2000	35,000		$57.31	9/22/2010
	7/26/2001	60,000		43.75	7/26/2011
						9/10/2001	13,334	201,743
	9/26/2001	30,000		35.48	9/26/2011
	9/13/2002	100,000		27.05	9/13/2012
	9/12/2003	90,000		31.53	9/12/2013
						9/12/2003	31,250	472,813
	9/17/2004	120,000		34.22	9/17/2014
	9/16/2005	120,000	30,000	34.47	9/16/2015
						9/16/2005	16,667	252,172
						7/27/2006	37,500	567,375
	9/8/2006	82,500	55,000	34.01	9/8/2016
						9/8/2006	22,917	346,734
						7/26/2007	30,000	453,900
	9/7/2007	63,000	94,500	38.75	9/7/2017
						9/7/2007	31,500	476,595
						6/5/2008	40,000	605,200
	9/9/2008	45,000	180,000	28.12	9/9/2018
						9/9/2008	60,000	907,800
	3/12/2009		900,000	9.57	3/12/2019
	7/23/2009		800,000	11.95	7/23/2019
Neal						6/24/1994	60,000	$907,800
						6/23/1995	75,000	1,134,750
						6/26/1998	45,000	680,850
						7/29/1999	30,000	453,900
						6/22/2000	30,000	453,900
						7/27/2000	7,500	113,475
	9/22/2000	125,000		$57.31	9/22/2010
	7/26/2001	160,000		43.75	7/26/2011
	9/26/2001	80,000		35.48	9/26/2011
	9/13/2002	250,000		27.05	9/13/2012
	9/12/2003	180,000		31.53	9/12/2013
						9/12/2003	37,500	567,375
	9/17/2004	210,000		34.22	9/17/2014
						7/1/2005	150,000	2,269,500
	9/16/2005	192,000	48,000	34.47	9/16/2015
						9/16/2005	26,667	403,472
	9/8/2006	150,000	100,000	34.01	9/8/2016
						9/8/2006	41,667	630,422
	9/7/2007	110,000	165,000	38.75	9/7/2017
						9/7/2007	55,001	832,165
	9/9/2008	60,000	240,000	28.12	9/9/2018
						9/9/2008	80,000	1,210,400
	3/12/2009		1,000,000	9.57	3/12/2019
	7/23/2009		800,000	11.95	7/23/2019

Option Awards						Stock Awards
Name of Executive	Option Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested[1]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested[1]
Rice						6/23/1995	45,000	$680,850
						6/26/1998	60,000	907,800
						7/29/1999	30,000	453,900
						7/27/2000	30,000	453,900
	9/22/2000	150,000		$57.31	9/22/2010
	7/26/2001	225,000		43.75	7/26/2011
						9/10/2001	25,000	378,250
	9/26/2001	112,500		35.48	9/26/2011
	9/13/2002	350,000		27.05	9/13/2012
	9/12/2003	240,000		31.53	9/12/2013
						9/12/2003	62,500	945,625
	9/17/2004	270,000		34.22	9/17/2014
						7/1/2005	150,000	2,269,500
	9/16/2005	240,000	60,000	34.47	9/16/2015
						9/16/2005	33,334	504,343
	9/8/2006	150,000	100,000	34.01	9/8/2016
						9/8/2006	41,667	630,422
	9/7/2007	110,000	165,000	38.75	9/7/2017
						9/7/2007	55,001	832,165
	9/9/2008	60,000	240,000	28.12	9/9/2018
						9/9/2008	80,000	1,210,400
	3/12/2009		1,000,000	9.57	3/12/2019
	7/23/2009		800,000	11.95	7/23/2019

1    The market value of the stock awards and the equity incentive plan awards represents the product of the closing price of GE stock as of December 31, 2009, which was $15.13, and the number of shares underlying each such award. The market value for the equity incentive plan awards, representing PSUs, also assumes the satisfaction of both the cumulative total shareowner return condition and the average cash flow from operating activities condition as of December 31, 2009.

2    Additional information on the actual value realized by Mr. Immelt on this award is in the Compensation Discussion and Analysis on page 19.

Option Awards Vesting Schedule

The table below shows the vesting schedule of unexercisable options reported in the “Number of Securities Underlying Unexercised Options—Unexercisable” column of the table above.

Grant Date	Vesting Schedule
9/16/2005	100% vests in 2010
9/8/2006	50% vests in 2010 and 2011
9/7/2007	33% vests in 2010, 2011 and 2012
9/9/2008	25% vests in 2010, 2011, 2012 and 2013
3/12/2009	20% vests in 2010, 2011, 2012, 2013 and 2014
7/23/2009	20% vests in 2010, 2011, 2012, 2013 and 2014

Stock Awards Vesting Schedule

The table below shows the vesting schedule of stock awards that have not vested reported in the “Stock Awards” columns of the table above.

Grant Date	Name of Executive[1]	Vesting Schedule
7/3/1989		100% vests in 2021
12/20/1991		100% vests in 2021
6/24/1994		100% vests in 2018
6/23/1995	Neal	100% vests in 2018
6/23/1995	Immelt, Rice	100% vests in 2021
12/20/1996		100% vests in 2023
6/26/1998	Krenicki	50% vests in 2010 and 2011
6/26/1998	Neal	100% vests in 2018
6/26/1998	Immelt, Rice	100% vests in 2021
6/26/1998	Sherin	100% vests in 2023
7/29/1999	Krenicki	50% vests in 2010 and 2011
7/29/1999	Neal	100% vests in 2018
7/29/1999	Rice	100% vests in 2021
7/29/1999	Sherin	100% vests in 2023
6/2/2000		100% vests in 2023
6/22/2000	Krenicki	50% vests in 2010 and 2011
6/22/2000	Neal	100% vests in 2018
7/27/2000	Neal	100% vests in 2018
7/27/2000	Rice	100% vests in 2021
11/24/2000		100% vests in 2021
9/10/2001	Krenicki	50% vests in 2010 and 2011
9/10/2001	Rice	100% vests in 2021
9/10/2001	Sherin	100% vests in 2023
9/12/2003	Krenicki	20% vests in 2010 and 2011, 60% vests in 2013
9/12/2003	Neal	50% vests in 2013 and 2018
9/12/2003	Rice	50% vests in 2013 and 2021
9/12/2003	Sherin	50% vests in 2013 and 2023
7/1/2005		33% vests in 2010, 2015 and 2016
9/16/2005		100% vests in 2010
7/27/2006		33% vests in 2011, 2013 and 2016
9/8/2006		100% vests in 2011
7/26/2007		33% vests in 2010, 2011 and 2012
9/7/2007		33% vests in 2010, 2011 and 2012
11/2/2007		100% vests in 2012
6/5/2008		25% vests in 2010, 2011, 2012 and 2013
9/9/2008		25% vests in 2010, 2011, 2012 and 2013
12/11/2008		100% vests in 2014
12/31/2009		100% vests in 2015

1     All named executives with awards on this date have the same vesting schedule, unless otherwise indicated.

2009 Option Exercises and Stock Vested

The following table provides information for the named executives on the number of shares acquired upon the vesting of stock awards in the form of RSUs and PSUs and the value realized at such time, each before payment of any applicable withholding tax and brokerage commission. None of the named executives exercised options during 2009. Mr. Immelt retained all of the shares he acquired upon the vesting of PSUs after payment of taxes. He has not sold any of the shares he acquired upon the exercise of stock options or received upon the vesting of RSUs or PSUs since he became our CEO in 2001 and is committed to continue this practice as long as he serves as our CEO.

Name of Executive	Stock Awards
	Number of Shares Acquired on Vesting	Value Realized on Vesting
Immelt	125,000	$1,387,500
Sherin	130,000	1,942,626
Krenicki	94,251	1,339,853
Neal	103,334	1,554,837
Rice	110,000	1,667,726

The following table provides additional information for each transaction with respect to shares acquired upon the vesting of stock awards in the form of PSUs for Mr. Immelt, and in the form of RSUs for our other named executives.

Name of Executive	Vesting Date	Market Price[1]	Number of Shares Acquired on Vesting	Value Realized on Vesting
Immelt	2/6/09	$11.10	125,000	$1,387,500
Sherin	6/5/09	$13.75	20,000	$274,900
	9/7/09	14.07	18,333	257,854
	9/8/09	14.53	41,667	605,422
	9/9/09	14.82	20,000	296,400
	9/17/09	16.94	30,000	508,050
Krenicki	6/5/09	$13.75	10,000	$137,450
	7/26/09	12.08	10,000	120,750
	7/27/09	12.23	12,500	152,875
	9/7/09	14.07	10,500	147,683
	9/8/09	14.53	22,917	332,984
	9/9/09	14.82	15,000	222,300
	9/17/09	16.94	13,334	225,811
Neal	9/7/09	$14.07	18,333	$257,854
	9/8/09	14.53	41,667	605,422
	9/9/09	14.82	20,000	296,400
	9/17/09	16.94	23,334	395,161
Rice	9/7/09	$14.07	18,333	$257,854
	9/8/09	14.53	41,667	605,422
	9/9/09	14.82	20,000	296,400
	9/17/09	16.94	30,000	508,050
[1]	Represents the average of the high and low GE stock price on the vesting date.

2009 Pension Benefits

The table below sets forth information on the pension benefits for the named executives under each of the following pension plans:

•

GE Pension Plan. The GE Pension Plan is a funded and tax-qualified retirement program that covers eligible employees. As applicable to the named executives, the plan provides benefits based primarily on a formula that takes into account the named executive’s earnings for each fiscal year. Since 1989, the formula provides an annual benefit accrual equal to 1.45% of the named executive’s earnings for the year up to “covered compensation” and 1.9% of his earnings for the year in excess of “covered compensation.” “Covered compensation” is $40,000 for 2009 and has varied over the years based in part on changes in the average of the Social Security taxable wage bases. The named executive’s annual earnings taken into account under this formula include base salary and up to one-half of his bonus payments, but may not exceed an IRS-prescribed limit applicable to tax-qualified plans

($245,000 for 2009). As a result, for service in 2009, the maximum incremental annual benefit a named executive could have earned toward his total pension payments under this formula was $4,475 ($372.92 per month), payable after retirement, as described below. Over the years, we have made special one-time adjustments to this plan that increased eligible participants’ pensions (the last adjustment was made in 2007).

The accumulated benefit an employee earns over his or her career with the company is payable starting after retirement on a monthly basis for life with a guaranteed minimum term of five years. The normal retirement age as defined in this plan is 65. For employees who commenced service prior to 2005, including the named executives, retirement may occur at age 60 without any reduction in benefits. Employees vest in the GE Pension Plan after five years of qualifying service. In addition, the plan provides for Social Security supplements and spousal joint and survivor annuity options and requires employee contributions.

Section 415 of the Internal Revenue Code limits the benefits payable under the GE Pension Plan. For 2009, the maximum single life annuity a named executive could receive under these limits would be $195,000 per year. This ceiling is actuarially adjusted in accordance with IRS rules to reflect employee contributions, actual forms of distribution and actual retirement dates.

•

GE Supplementary Pension Plan. The company offers the GE Supplementary Pension Plan to nearly 4,000 eligible employees in the executive-band and above, including the named executives, to provide for retirement benefits above amounts available under the company’s tax-qualified and other pension programs. The Supplementary Pension Plan is unfunded and not qualified for tax purposes. An employee’s annual supplementary pension, when combined with certain amounts payable under the company’s tax-qualified and other pension programs and Social Security, will equal 1.75% of the employee’s “earnings credited for retirement benefits” multiplied by the number of the employee’s years of credited service, up to a maximum of 60% of such earnings credited for retirement benefits. The “earnings credited for retirement benefits” are the employee’s average annual compensation (base salary and bonus) for the highest 36 consecutive months out of the last 120 months prior to retirement. Employees are generally not eligible for benefits under the Supplementary Pension Plan if they leave the company prior to reaching age 60. The normal retirement age as defined in this plan is 65. For employees who commenced service prior to 2005, including the named executives, retirement may occur at age 60 without any reduction in benefits. The Supplementary Pension Plan provides for spousal joint and survivor annuities. Benefits under this plan are only available to retirees as monthly payments and cannot be received in a lump sum.

•

GE Excess Benefits Plan. The company offers the GE Excess Benefits Plan to employees whose benefits under the GE Pension Plan are limited by Section 415 of the Internal Revenue Code. The GE Excess Benefits Plan is unfunded and not qualified for tax purposes. Benefits payable under this program are equal to the excess of (1) the amount that would be payable in accordance with the terms of the GE Pension Plan disregarding the limitations imposed pursuant to Section 415 of the Internal Revenue Code over (2) the pension actually payable under the GE Pension Plan taking such Section 415 limitations into account. Benefits under the Excess Benefits Plan for the named executives are generally payable at the same time and in the same manner as the GE Pension Plan benefits. There were no accruals under this plan in 2009, and the company expects only insignificant accruals, if any, under this plan in future years.

The amounts reported in the table below equal the present value of the accumulated benefit at December 31, 2009, for the named executives under each plan based upon the assumptions described in note 2 below.

Name of Executive	Plan Name	Number of Years Credited Service[1]	Present Value of Accumulated Benefit[2]
Immelt	GE Pension Plan	27.532	$896,611
	GE Supplementary Pension Plan	27.532	30,712,941
	GE Excess Benefits Plan	27.532	1,042
Sherin	GE Pension Plan	28.425	$796,973
	GE Supplementary Pension Plan	28.425	14,827,647
	GE Excess Benefits Plan	28.425	—
Krenicki	GE Pension Plan	25.538	$481,686
	GE Supplementary Pension Plan	25.538	7,672,952
	GE Excess Benefits Plan	25.538	—
Neal	GE Pension Plan	30.233	$1,154,102
	GE Supplementary Pension Plan	30.233	25,295,831
	GE Excess Benefits Plan	30.233	3,890
Rice	GE Pension Plan	31.390	$930,933
	GE Supplementary Pension Plan	31.390	19,739,571
	GE Excess Benefits Plan	31.390	—

1    The company does not have a policy for granting extra pension service but has done so under the GE Supplementary Pension Plan in exceptional situations. However, no such extra pension service has been granted to any of the named executives.

2    The accumulated benefit is based on service and earnings (base salary and bonus, as described above) considered by the plans for the period through December 31, 2009. It includes the value of contributions made by the named executives throughout their careers. The present value has been calculated assuming the named executives will remain in service until age 60, the age at which retirement may occur without any reduction in benefits, and that the benefit is payable under the available forms of annuity consistent with the assumptions as described in note 12 of the GE financial statements in the Annual Report on Form 10-K for the year ended December 31, 2009, as filed with the SEC. As described in such note, the discount rate assumption is 5.78%. Although illustration of a present value is required under SEC rules, the named executives are not entitled to receive the present values of their accumulated benefits shown above in a lump sum. The post-retirement mortality assumption is based on the Uninsured Pensioner 1994 Mortality Table projected to 2015.

2009 Nonqualified Deferred Compensation

The table below provides information on the nonqualified deferred compensation of the named executives in 2009, including:

•

Deferral of bonus. Executive-band and above employees, including the named executives, are able to defer all or a portion of their bonus payments in either (1) GE stock (GE Stock Units), (2) an index based on the S&P 500 (the S&P 500 Index Units), or (3) cash units. The participants may change their election among these options four times a year. If a participant elects either to defer bonus payments in GE Stock Units or the S&P 500 Index Units, the company credits a number of such units to the participant’s Deferred Incentive Compensation account based on the respective average price of GE stock and the S&P 500 Index for the 20 trading days preceding the date the Board approves the company’s total bonus allotment.

Deferred cash units earn interest income on the daily outstanding balance in the account based on the prior calendar month’s average yield for U.S. Treasury Notes and Bonds issued with maturities of 10 and 20 years. The interest income does not constitute an “above-market interest rate” as defined by the SEC and is credited to the participant’s account monthly. Deferred GE Stock Units and S&P 500 Index Units earn dividend equivalent income on such units held as of the start of trading on the NYSE ex-dividend date equal to (1) for GE Stock Units, the quarterly dividend declared by the GE Board, or (2) for S&P 500 Index Units, the quarterly dividend as declared by Standard & Poor’s for the S&P 500 Index for the preceding calendar quarter. Participants are permitted to receive their deferred compensation balance upon termination of employment either through a lump sum payment or in annual installments over 10 to 20 years.

•

Deferral of salary. Executive-band and above employees have in the past been able to defer their salary payments under executive deferred salary plans. These plans have generally been offered every three years and were available to approximately 4,000 eligible employees in the company who are subject to U.S. federal income taxes. The last deferred salary plan was offered in 2006. Individuals who were named executives at the time a deferred salary plan was initiated were not offered the opportunity to participate. The deferred salary plans pay accrued interest, including an above-market interest rate as defined by the SEC, ranging from 8.5% to 14%, compounded annually. Early termination before the end of the five-year vesting period will result in a payout of the deferred amount with no interest income paid, with exceptions for events such as retirement, death and disability. With respect to distributions under all deferred salary plans, participants were provided an election to receive either a lump sum payment or 10 to 20 annual installments.

•

Deferral of long-term performance awards. The long-term performance awards for the 1994 to 1996 performance period, which were paid out in 1997, permitted the participating executives to defer some or all of a portion of the payout into GE Stock Units. The terms of this deferral with respect to credits earned and dividend income are similar to the bonus deferral described above. Of the named executives, only Mr. Neal participated in this deferral.

The company makes all decisions with respect to the measures for calculating interest or other earnings on the nonqualified deferred compensation plans. The named executives cannot withdraw any amounts from their deferred compensation balances until they either leave or retire from the company. None of the executives made contributions in 2009, and there were no matching contributions by the company. In addition, no withdrawals or distributions were made in 2009.

Name of Executive	Type of Deferred Compensation Plan	Aggregate Earnings in Last Fiscal Year[1]	Aggregate Balance at Last Fiscal Year-End[2]
Immelt	Deferred bonus plans	$18,862	$1,426,044
	Deferred salary plans	305,555	2,846,121
Sherin	Deferred bonus plans	$6,900	$403,598
	Deferred salary plans	215,293	2,266,275
Krenicki	Deferred bonus plans	$34	$698,965
	Deferred salary plans	158,746	1,730,903
Neal	Deferred bonus plans	$80,967	$1,294,386
	Deferred salary plans	271,360	2,545,881
	Deferred long-term performance awards	(5,300)	1,454,754
Rice	Deferred bonus plans	$1,398,536	$7,233,784
	Deferred salary plans	351,749	3,666,394

1    Reflects earnings on each type of deferred compensation listed in this section. The earnings on deferred bonus payments and deferred long-term performance awards do not include any company or named executive contributions, and are calculated based on (1) the total number of deferred units in the account multiplied by the GE stock or S&P 500 Index price as of December 31, 2009, less (2) the total number of deferred units in the account multiplied by the GE stock or S&P 500 Index price as of December 31, 2008. The earnings on the executive deferred salary plans are calculated based on the total amount of interest earned. See the 2009 Summary Compensation Table on page 27 for the above-market portion of those interest earnings in 2009.

2    Includes interest income for Mr. Sherin ($59,301), Mr. Krenicki ($41,780) and Mr. Rice ($75,473) credited to the account under the 2006 Executive Deferred Salary Plan for which they have not yet met the vesting requirements. If any of these executives were to leave the company prior to vesting, he would cease to be entitled to receive the credited interest income. The fiscal year-end balance reported for the deferred bonus plans includes the following amounts that were previously reported in the 2009 Summary Compensation Table as compensation for 2007 or 2008: Immelt ($0), Sherin ($84,100), Neal ($104,100) and Rice ($1,366,000). The fiscal year-end balance reported for the deferred salary plans includes the following amounts that were previously reported in the 2009 Summary Compensation Table as compensation for 2007 or 2008: Immelt ($165,950), Sherin ($125,701), Neal ($139,580) and Rice ($196,297). None of the fiscal year-end balances reported for the deferred long-term performance awards were reported in the 2009 Summary Compensation Table as 2007 or 2008 compensation.

Potential Payments upon Termination

As described in the Compensation Discussion and Analysis, the named executives do not have employment, severance or change-of-control agreements with the company. The information below describes and quantifies certain compensation that would become payable under existing plans and arrangements if the named executive’s employment had terminated on December 31, 2009, given the named executive’s compensation and service levels as of such date and, if applicable, based on the company’s closing stock price on that date. These benefits are in addition to benefits available generally to salaried employees who joined the company prior to 2005, such as distributions under the GE 401(k) savings plan, subsidized retiree medical benefits, disability benefits and accrued vacation pay.

Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different. Factors that could affect these amounts include the time during the year of any such event, the company’s stock price and the executive’s age.

Equity Awards. If one of the named executives were to die or become disabled, any unexercisable stock options become exercisable and remain exercisable until the expiration date of the grant. In the event of disability, this provision only applies to options that have been held for at least a year. Remaining restrictions on RSUs that were awarded at least a year prior to death or disability may lapse immediately in some cases, depending on the terms of the particular award. PSUs are cancelled upon events of death or disability. In addition, any unvested options or RSUs held for at least one year become fully vested upon retirement at age 60 or thereafter, but each of the named executives is below the applicable retirement age. For these purposes, “disability” generally means disability resulting in the named executive being unable to perform his job. The following table provides the intrinsic value (that is, the value based upon the company’s stock price, and in the case of stock options minus the exercise price) of equity awards that would become exercisable or vested if the named executive had died or become disabled as of December 31, 2009.

Name of Executive	Upon Death		Upon Disability
	Stock Options	RSUs	Stock Options	RSUs
Immelt[1]	$0	$7,103,535	$0	N/A
Sherin	8,104,000	7,754,155	0	$3,177,330
Krenicki	7,548,000	4,788,675	0	1,983,301
Neal	8,104,000	9,658,009	0	3,076,459
Rice	8,104,000	9,267,155	0	3,177,330

1    All of Mr. Immelt’s options that were outstanding as of December 31, 2009 are fully vested and exercisable.

Deferred Compensation. The named executives are entitled to receive the amount in their deferred compensation accounts in the event of termination of employment, except that under the 2006 Executive Deferred Salary Plan, certain named executives would forfeit the unvested interest income as indicated in note 2 of the 2009 Nonqualified Deferred Compensation table on page 37 upon a termination for reasons other than retirement, death or disability. The account balances continue to be credited with increases or decreases reflecting changes in the value of the GE Stock Units or S&P 500 Index Units and to accrue interest income or dividend payments, as applicable, between the termination event and the date that distributions are made. Therefore, amounts received by the named executives will differ from those shown in the 2009 Nonqualified Deferred Compensation table. See the narrative accompanying that table for information on the available types of distribution under each deferral plan.

Pension Benefits. 2009 Pension Benefits beginning on page 34 describes the general terms of each pension plan in which the named executives participate, the years of credited service and the present value of each named executive’s accumulated pension benefit, assuming payment begins at age 60. The table below provides the pension benefits that would have become payable if the named executives had died, become disabled or voluntarily terminated as of December 31, 2009.

•

In the event of death before retirement, the surviving spouse may receive a benefit based upon the accrued pension benefits under the GE Pension Plan and GE Excess Benefits Plan either (1) in the form of an annuity as if the named executive had retired and elected the spousal 50% joint and survivor annuity option prior to death, or (2) as an immediate lump sum payment based on five years of pension distributions. The surviving spouse may also receive a lump sum payment under the GE Supplementary Pension Plan based on the greater of the value of (1) the 50% survivor annuity that the spouse would have received under that plan if the named executive had retired and elected the spousal 50% joint and survivor annuity option prior to death, or (2) five years of pension distributions under that plan. The amounts payable depend on several factors, including employee contributions and the ages of the named executive and the surviving spouse. The survivors of each of the named executives who are at least age 50 as of December 31, 2009 would be entitled to receive any annuity distributions promptly following death. Any annuity payable to the surviving spouse of Mr. Krenicki would be payable when he would have turned 60.

•

In the event a disability occurs before retirement, the named executive may receive an annuity payment of accrued pension benefits, payable immediately and reduced for commencement before age 60. The amount of disability payment will also vary depending on a variety of factors.

The table below shows, for the named executives, the lump sum payable to the surviving spouse in the case of the named executive’s death on December 31, 2009. It also reflects the annual annuity payment payable (1) for the life of the surviving spouse in the case of the named executive’s death on December 31, 2009, (2) as a 50% joint and survivor annuity to the named executive in the case of disability on December 31, 2009, and (3) as a 50% joint and survivor annuity to the named executive payable after age 60 upon voluntary termination on December 31, 2009. The annuity payments upon voluntary termination do not include any payments under the GE Supplementary Pension Plan because it is forfeited upon voluntary termination before age 60. Payments would be made on a monthly basis.

Name of Executive	Lump Sum upon Death	Annual Annuity upon Death	Annual Annuity upon Disability	Annual Annuity Payable at Age 60 after Voluntary Termination
Immelt	$26,859,482	$47,766	$3,011,775	$94,629
Sherin	16,914,484	46,324	1,734,223	97,948
Krenicki	5,891,909	34,938	1,115,907	71,594
Neal	21,072,534	53,608	2,179,736	104,504
Rice	20,526,221	49,223	2,021,064	102,282

Life Insurance Benefits. For a description of the supplemental life insurance plans that provide coverage to the named executives, see the 2009 All Other Compensation table on page 28. If the named executives had died on December 31, 2009, the survivors of Messrs. Immelt, Sherin, Krenicki, Neal and Rice would have received $10,997,926, $12,429,158, $10,018,346, $13,405,768 and $13,005,768, respectively, under this arrangement. The company would continue to pay the premiums in the event of a disability until such time as the policy is fully funded.

2009 Non-management Directors’ Compensation

The current compensation and benefit program for non-management directors has been in effect since 2003 and is designed to achieve the following goals: compensation should fairly pay directors for work required for a company of GE’s size and scope; compensation should align directors’ interests with the long-term interests of shareowners; and the structure of the compensation should be simple, transparent and easy for shareowners to understand. The company reviews director compensation every year. The table below on non-management directors’ compensation includes the following compensation elements:

Annual Compensation. In 2009, annual compensation of $250,000 was paid to each non-management director in four installments following the end of each quarter of service, 40% (or $100,000) in cash and 60% (or $150,000) in deferred stock units (DSUs). There are no meeting fees. Non-management directors have the option of deferring some or all of their cash compensation in DSUs. Each DSU is equal in value to a share of GE stock and is fully vested upon grant, but does not have voting rights. DSUs accumulate quarterly dividend equivalent payments, which are reinvested into additional DSUs. The DSUs will be paid out in cash to non-management directors beginning one year after they leave the Board. Directors may elect to take their DSU payments as a lump sum or in payments spread out for up to ten years.

Audit Committee Compensation and MDCC Compensation. Additional compensation, equal to 10% of the $250,000 annual compensation, was paid to directors serving on the Audit Committee and the MDCC due to the workload and broad-based responsibilities of these two committees. Directors serving on both committees received additional compensation equal to 20% of their annual compensation. This additional compensation was paid in the same 40%/60% proportion between cash and DSUs, respectively, and was payable in the same manner as the annual compensation.

All Other Compensation. The column below showing “All Other Compensation” includes the following items:

1.    Executive Products and Lighting Program. Non-management directors participate in our Executive Products and Lighting Program on the same basis as our named executives. Under this program, upon their request, directors can receive GE appliances or other products. Incremental cost is calculated based on the fair market value of the products received.

2.    Matching Gifts Program. Non-management directors may participate in the GE Foundation’s Matching Gifts Program on the same terms as GE’s executive officers. Under the GE Foundation’s regular Matching Gifts Program, the GE Foundation matches up to $50,000 a year in contributions by any employee or director to approved charitable organizations. For 2009, the GE Foundation offered a special one-year food and shelter Matching Gifts Program that matched up to $25,000 in contributions by any employee or director to qualified food and shelter organizations on a two-for-one basis (for a possible additional $50,000 match per individual). The amounts shown in note 3 of the table below represent all company matches registered by the director with the company as of December 31, 2009. In addition, for 2010 the GE Foundation is offering a special one-year Haiti relief Matching Gifts Program that will match up to $50,000 in contributions by any employee or director earmarked for disaster relief relating to the January 2010 earthquake in Haiti.

3.    Charitable Award Program. GE maintains a plan that permits each director to designate up to five charitable organizations (excluding a director’s private foundation) to share in a $1 million contribution to be made by the company upon the director’s termination of service. The company will fund the contribution from corporate assets upon such termination. To avoid any appearance that a director might be unduly influenced by the prospect of receiving this benefit at retirement, the award vests upon the commencement of Board service.

Name of Director	Fees Earned or Paid in Cash[1]	Stock Awards[2]	All Other Compensation[3]	Total
W. Geoffrey Beattie	$12,500	$155,643	$0	$168,143
James I. Cash, Jr.	115,000	176,858	61,225	353,083
William M. Castell	100,000	150,760	0	250,760
Ann M. Fudge	100,000	150,760	41,514	292,274
Claudio Gonzalez	0	115,902	1,050,000	1,165,902
Susan Hockfield	100,000	150,760	0	250,760
Andrea Jung	110,000	165,836	61,945	337,781
Alan G. Lafley	0	251,267	50,000	301,267
Robert W. Lane	0	294,764	25	294,789
Ralph S. Larsen	0	276,394	50,105	326,499
Rochelle B. Lazarus	0	251,267	65,662	316,929
James J. Mulva	0	269,637	100,000	369,637
Sam Nunn	0	276,394	46,697	323,091
Roger S. Penske	0	251,267	50,048	301,315
Robert J. Swieringa	44,000	232,171	67,500	343,671
Douglas A. Warner III	120,000	180,912	2,333	303,245

1    This column reports the amount of cash compensation received for 2009 Board and committee service.

2    This column represents the dollar amounts of the aggregate grant date fair value of DSUs granted in 2009 in accordance with SEC rules. This column includes amounts that the following directors deferred into DSUs in lieu of all or a part of their cash compensation in 2009: Mr. Beattie ($55,000), Mr. Gonzalez ($45,000), Mr. Lafley ($100,000), Mr. Lane ($117,500), Mr. Larsen ($110,000), Ms. Lazarus ($100,000), Mr. Mulva ($107,500), Mr. Nunn ($110,000), Mr. Penske ($100,000) and Dr. Swieringa ($66,000). The grants of DSUs are made following each quarter of service, and the grant date fair value at the time of grant is the number of DSUs multiplied by the closing price of GE stock on the date of grant, which was $10.11, $11.72, $16.42 and $15.13 on March 31, 2009, June 30, 2009, September 30, 2009 and December 31, 2009, respectively. The directors had the following aggregate number of DSUs outstanding at 2009 fiscal year-end: Mr. Beattie (10,259), Dr. Cash (58,328), Mr. Castell (26,458), Ms. Fudge (76,784), Mr. Gonzalez (180,537), Dr. Hockfield (22,752), Ms. Jung (65,312), Mr. Lafley (79,505), Mr. Lane (57,887), Mr. Larsen (86,577), Ms. Lazarus (91,064), Mr. Mulva (28,117), Mr. Nunn (120,202), Mr. Penske (140,781), Dr. Swieringa (74,369) and Mr. Warner (62,529). The following directors had outstanding option awards at 2009 fiscal year-end: Dr. Cash (54,000), Ms. Fudge (54,000), Mr. Gonzalez (54,000), Ms. Jung (54,000), Ms. Lazarus (36,000), Mr. Nunn (54,000), Mr. Penske (54,000) and Mr. Warner (54,000). We ceased granting stock options to directors in 2002. Mr. Castell has 200,000 stock options outstanding, which were previously granted to him as an executive of the company.

3    The following table provides more information on the type and amount of items included in All Other Compensation.

Name of Director	Executive Products Program	Lighting Program	Matching Gifts Program	Charitable Award Program	Total
W. Geoffrey Beattie	$0	$0	$0	$0	$0
James I. Cash, Jr.	6,624	643	53,958	0	61,225
William M. Castell	0	0	0	0	0
Ann M. Fudge	7,264	0	34,250	0	41,514
Claudio Gonzalez	0	0	50,000	1,000,000	1,050,000

	Executive Products Program	Lighting Program	Matching Gift Program	Charitable Award Program	Total
Susan Hockfield	$0	$0	$0	$0	$0
Andrea Jung	11,945	0	50,000	0	61,945
Alan G. Lafley	0	0	50,000	0	50,000
Robert W. Lane	0	25	0	0	25
Ralph S. Larsen	0	105	50,000	0	50,105
Rochelle B. Lazarus	14,933	729	50,000	0	65,662
James J. Mulva	0	0	100,000	0	100,000
Sam Nunn	0	47	46,650	0	46,697
Roger S. Penske	0	48	50,000	0	50,048
Robert J. Swieringa	0	0	67,500	0	67,500
Douglas A. Warner III	1,399	934	0	0	2,333

No Other Compensation. Non-management directors do not receive any non-equity incentive compensation, hold deferred compensation balances or receive pension benefits. Since 2003, DSUs have been the only equity incentive compensation awarded to the non-management directors.

Share Ownership and Holding Period Requirements. All non-management directors are required to hold at least $500,000 worth of GE stock and/or DSUs while serving as directors of GE. Directors have five years to attain this ownership threshold. All directors are in compliance with this requirement. In addition, like the named executives, the non-management directors are required to hold for at least one year the net shares obtained from exercising stock options after selling sufficient shares to cover the exercise price, taxes and broker commissions.

Insurance. GE has provided liability insurance for its directors and officers since 1968. Corporate Officers & Directors Assurance Ltd., XL Insurance and Max Re are the principal underwriters of the current coverage, which extends until June 11, 2010. The annual cost of this coverage is approximately $13.8 million.

Information on Stock Ownership

The following table includes all GE stock-based holdings, as of December 31, 2009, of our directors and the named executives, our directors and executive officers as a group, and all those known by us to be beneficial owners of more than five percent of our common stock.

Common Stock and Total Stock-Based Holdings
Name	Stock[1]	Total[2]	Name	Stock[1]	Total[2]
W. Geoffrey Beattie[3]	20,458	30,717	Ralph S. Larsen[3]	165,316	251,893
BlackRock, Inc.[4]	573,904,247	573,904,247	Rochelle B. Lazarus[3]	71,601	162,665
James I. Cash, Jr.	76,480	134,808	James J. Mulva[3]	4,105	32,222
William M. Castell	280,273	306,731	Michael A. Neal	2,434,935	5,570,174
Ann M. Fudge	59,713	136,497	Sam Nunn	150,000	270,202
Susan Hockfield	0	22,752	Roger S. Penske	150,000	290,781
Jeffrey R. Immelt[3]	4,558,529	5,998,343	John G. Rice[3]	2,577,797	5,597,102
Andrea Jung[3]	61,519	126,831	Keith S. Sherin[3]	2,279,994	5,169,914
John Krenicki[3]	1,035,807	3,453,612	Robert J. Swieringa	3,754	78,123
Alan G. Lafley[3]	49,150	128,655	Douglas A. Warner III[3]	212,879	275,408
Robert W. Lane	14,500	72,387
Common stock holdings of all directors and executive officers as a group (25) were 16,543,486.[5]

1    This column lists beneficial ownership of voting securities as calculated under SEC rules, including restricted stock held by certain of the named executives over which they have sole voting power but no investment power. Otherwise, except to the extent noted below, each director, named executive or entity has sole voting and investment power over the shares reported. In accordance with SEC rules, this column also includes shares that may be acquired pursuant to stock options that are or will become exercisable within 60 days as follows: Dr. Cash (54,000), Mr. Castell (200,000), Ms. Fudge (54,000), Mr. Immelt (2,750,000), Ms. Jung (54,000), Ms. Lazarus (36,000), Mr. Krenicki (745,500), Mr. Neal (1,517,000), Mr. Nunn (54,000), Mr. Penske (54,000), Mr. Rice (1,907,500), Mr. Sherin (1,907,500) and Mr. Warner (54,000). No director or named executive owns more than one-tenth of one percent of the total outstanding shares. BlackRock, Inc. owns 5.38% of the total outstanding shares.

2    This column shows the individual’s total GE stock-based holdings, including the voting securities shown in the “Stock” column (as described in note 1), plus non-voting interests, including, as appropriate, PSUs, RSUs, DSUs, deferred compensation accounted for as units of GE stock and stock options which will not vest or become exercisable within 60 days.

3    Both columns include the following numbers of shares over which the identified director or named executive has shared voting and investment power through family trusts or other accounts but as to which he or she disclaims beneficial interest: Mr. Beattie (20,458), Mr. Immelt (200,000), Ms. Jung (69), Mr. Krenicki (238,755), Mr. Lafley (700), Mr. Larsen (7,500), Ms. Lazarus (5,300), Mr. Mulva (3,595), Mr. Rice (580), Mr. Sherin (249,193) and Mr. Warner (1,200).

4    Represents 573,904,247 shares beneficially owned by BlackRock, Inc., 40 East 52nd Street, New York, NY 10022. On December 1, 2009, BlackRock, Inc. completed its acquisition of Barclays Global Investors (BGI) from Barclays Bank PLC. As a result, BGI entities are now included as subsidiaries of BlackRock, Inc. for purposes of Schedule 13G filings. The foregoing information is based solely on a Schedule 13G filed by BlackRock, Inc. with the SEC on January 29, 2010.

5    Includes (1) 11,048,600 shares that may be acquired pursuant to vested stock options, (2) 757,563 shares over which there is shared voting and investment power, and (3) 60,000 shares over which there is sole voting power but no investment power. The directors and executive officers as a group do not own more than one percent of the total outstanding shares.

Related Person Transactions

Review and Approval of Related Person Transactions. We review relationships and transactions in which the company and our directors and executive officers or their immediate family members are participants to determine whether such related persons have a direct or indirect material interest. The company’s legal staff is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether a related person has a direct or indirect material interest in the transaction. As required under SEC rules, transactions that are determined to be directly or indirectly material to a related person are disclosed in this proxy statement. In addition, the Nominating and Corporate Governance Committee reviews and approves or ratifies any related person transaction that is required to be disclosed. As set forth in the Nominating and Corporate Governance Committee’s key practices, which are available on GE’s website at www.ge.com/pdf/company/governance/board/ge_nominating_committee_key_practices.pdf, in the course of its review and approval or ratification of a disclosable related person transaction, the committee considers:

•	the nature of the related person’s interest in the transaction;

•	the material terms of the transaction, including, without limitation, the amount and type of transaction;

•	the importance of the transaction to the related person;

•	the importance of the transaction to the company;

•	whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the company; and

•	any other matters the committee deems appropriate.

Any member of the Nominating and Corporate Governance Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote for approval or ratification of the transaction, provided, however, that such director may be counted in determining the presence of a quorum at a meeting of the committee that considers the transaction.

Related Person Transactions. Mr. Penske has a direct financial interest in and controls Penske Corporation (PC), which is privately held. Penske Truck Leasing Corporation (PTLC), a subsidiary of PC, is the general partner of Penske Truck Leasing Co., L.P. (Truck Leasing, L.P.). PTLC and Penske Automotive Group (PAG), also an affiliate of PC, currently own 50.1% of the partnership interests in Truck Leasing, L.P. GE Capital and its affiliates own the remaining 49.9% interest as the result of a transaction in March 2009. In that transaction, a subsidiary of GE Capital sold a 1% partnership interest in Truck Leasing, L.P. to a subsidiary of PTLC for cash consideration of $22.8 million. The transaction resulted in the deconsolidation of Truck Leasing, L.P. from the financial statements of GE and its subsidiaries. GE had consolidated

Truck Leasing, L.P. in GE’s financial statements since 2004. Each of GE and GE Capital reported in its quarterly report for the first quarter of 2009 a gain related to the partial sale of Truck Leasing, L.P. of $296 million and re-measurement of GE Capital’s retained investment resulting from the deconsolidation.

GE Capital extends acquisition and working capital loans and guarantees to the partnership, and those totaled approximately $5.5 billion as of December 31, 2009. The largest amount outstanding during 2009 did not exceed $6.1 billion. Interest rates, which are based on loan duration and currency, ranged from 0.18% to 6.32% in 2009. GE Capital provides this funding under facilities due in 2018 under the same terms and conditions as those extended to its operating subsidiaries.

In addition, various GE businesses have arm’s-length commercial dealings with Penske entities, none of which is material individually or in the aggregate.

The Audit Committee reviewed and approved or ratified these transactions.

Audit Committee Report

The Audit Committee reviews GE’s financial reporting process on behalf of the Board. Management has the primary responsibility for establishing and maintaining adequate internal financial controls, for preparing the financial statements and for the public reporting process. KPMG LLP (KPMG), our company’s independent auditor for 2009, is responsible for expressing opinions on the conformity of the company’s audited financial statements with generally accepted accounting principles and on the company’s internal control over financial reporting.

In this context, the committee has reviewed and discussed with management and KPMG the audited financial statements for the year ended December 31, 2009 and KPMG’s evaluation of the company’s internal control over financial reporting. The committee has discussed with KPMG the matters that are required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. KPMG has provided to the committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and the committee has discussed with KPMG that firm’s independence. The committee has concluded that KPMG’s provision of audit and non-audit services to GE and its affiliates is compatible with KPMG’s independence.

Based on the review and discussions referred to above, the committee recommended to our Board of Directors that the audited financial statements for the year ended December 31, 2009 be included in our Annual Report on Form 10-K for 2009 for filing with the SEC. This report is provided by the following independent directors, who comprise the committee:

Douglas A. Warner III (Chairman)	Robert W. Lane
W. Geoffrey Beattie	James J. Mulva
James I. Cash, Jr.	Robert J. Swieringa

Independent Auditor

On behalf of GE and its affiliates, the Audit Committee retained KPMG to audit our consolidated financial statements and our internal control over financial reporting for 2009. In addition, the Audit Committee retained KPMG, as well as other accounting firms, to provide other auditing and advisory services in 2009. We understand the need for KPMG to maintain objectivity and independence in its audit of our financial statements and our internal control over financial reporting. To minimize relationships that could appear to impair the objectivity of KPMG, our Audit Committee has restricted the non-audit services that KPMG may provide to us primarily to tax services and merger and acquisition due diligence and integration services. It is the committee’s goal that the fees that the company pays KPMG for non-audit services should not exceed the audit fees paid to KPMG, a goal that the company achieved in 2009 and 2008.

The Audit Committee has also adopted policies and procedures for pre-approving all non-audit work performed by KPMG. Specifically, the committee has pre-approved the use of KPMG for detailed, specific types of services within the following categories of non-audit services: merger and acquisition due diligence and audit services, internal control reviews, tax compliance and advisory services, employee benefit plan audits and reviews, and procedures that the company requests KPMG to undertake to provide assurances of accuracy on matters not required by laws or regulations, such as agreed-upon procedures letters. The committee has set a specific annual limit on the amount of non-audit services that the company can obtain from KPMG. It has also required management to periodically report that all non-audit services have been approved in accordance with procedures established by the committee and obtain specific pre-approval from the committee for any engagement over $1,000,000. Notwithstanding the foregoing, any engagement of the independent auditor to provide internal control-related services must be specifically pre-approved by the committee. The chair of the committee is authorized to pre-approve any audit or non-audit service on behalf of the committee, provided such decisions are presented to the full committee at its next regularly scheduled meeting.

The aggregate fees billed by KPMG in 2009 and 2008 for these various services were:

Type of Fees	2009	2008
	(in millions)
Audit Fees	$88.8	$94.3
Audit-Related Fees	13.3	31.5
Tax Fees	8.0	7.2
All Other Fees	0.0	0.0

Total	$110.1	$133.0

In the above table, in accordance with the SEC’s rules, “audit fees” are fees that GE paid to KPMG for the audit of GE’s annual financial statements included in the Annual Report on Form 10-K and review of financial statements included in the Quarterly Reports on Form 10-Q, for the audit of GE’s internal control over financial reporting with the objective of obtaining reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects, and for services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements. “Audit-related fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of GE’s financial statements and internal control over financial reporting, including services in connection with assisting the company in its compliance with its obligations under Section 404 of the Sarbanes-Oxley Act and related regulations. “Audit-related fees” also include merger and acquisition due diligence and audit services and employee benefit plan audits. “Tax fees” are fees for tax compliance, tax advice and tax planning, and “all other fees” are fees for any services not included in the first three categories.

Our Audit Committee has adopted restrictions on our hiring of any KPMG partner, director, manager, staff, advising member of the department of professional practice, reviewing actuary, reviewing tax professional and any other persons having responsibility for providing audit assurance on any aspect of their certification of the company’s financial statements. These restrictions are contained in our Audit Committee key practices, which are published on GE’s website under the Governance section of Our Company at www.ge.com/pdf/company/governance/board/ge_audit_committee_key_practices.pdf. The committee also requires key KPMG partners assigned to our audit to be rotated at least every five years.

Ratification of Selection of Independent Auditor

For purposes of determining whether to select KPMG as the independent auditor to perform the audit of our financial statements and our internal control over financial reporting for 2010, the Audit Committee conducted a thorough review of KPMG’s performance. The committee considered:

•	KPMG’s historical and recent performance on the GE audit, including the quality of the GE engagement team and the firm’s experience, client service, responsiveness and technical expertise;

•	the firm’s leadership, management structure, client and employee retention, and compliance and ethics programs;

•	the record of the firm against comparable accounting firms in various matters, such as regulatory, litigation and accounting matters;

•	the PCAOB report of selected KPMG audits;

•	the firm’s financial strength and performance;

•	the appropriateness of fees charged; and

•	the firm’s familiarity with GE’s accounting policies and practices and internal control over financial reporting.

In the course of assisting the committee in its review, company representatives interviewed senior management of KPMG with respect to certain of the matters listed above. KPMG was our independent auditor for the year ended December 31, 2009. The firm is a registered public accounting firm.

KPMG representatives are expected to attend the 2010 Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to shareowner questions.

We are asking our shareowners to ratify the selection of KPMG as our independent auditor. Although ratification is not required by our by-laws or otherwise, the Board is submitting the selection of KPMG to our shareowners for ratification as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the company and our shareowners.

Your Board of Directors recommends a vote FOR the following proposal:

RESOLVED: that the selection by the Audit Committee of the Board of Directors of the firm of KPMG LLP, as independent auditor for the company for the year 2010 is hereby ratified.

Shareowner Proposals

The following shareowner proposals will be voted on at the 2010 Annual Meeting only if properly presented by or on behalf of the shareowner proponent. Some of the following shareowner proposals contain assertions about GE that we believe are incorrect. We have not attempted to refute all of the inaccuracies. However, the Board of Directors has recommended a vote on each of these proposals for the reasons set forth following each proposal. Share holdings of the various shareowner proponents will be supplied upon oral or written request.

•	Shareowner Proposal No. 1—Cumulative Voting

Evelyn Y. Davis, Watergate Office Building, 2600 Virginia Avenue, N.W., Suite 215, Washington, DC 20037, has notified us that she intends to present the following proposal at this year’s meeting:

RESOLVED: That the stockholders of GE, assembled in Annual Meeting in person and by proxy, hereby request the Board of Directors to take the necessary steps to provide for cumulative voting in the election of directors, which means each stockholder shall be entitled to as many votes as shall equal the number of shares he or she owns multiplied by the number of directors to be elected, and he or she may cast all of such votes for a single candidate, or any two or more of them as he or she may see fit.

REASONS: Many states have mandatory cumulative voting, so do National Banks.

In addition, many corporations have adopted cumulative voting.

Last year the owners of 2,029,403,812 shares, representing approximately 32.3% of shares voting, voted for this proposal.

Your Board of Directors recommends a vote AGAINST this proposal.

Each share of GE common stock is entitled to one vote for each director nominee. In uncontested director elections, like the one covered by this proxy statement, GE directors are elected by an affirmative majority of the votes cast, and in contested elections, where there is more than one nominee competing for a director seat, directors are elected by an affirmative plurality of the votes cast. The Board believes that this voting system is fair and most likely to produce an effective board of directors that will represent the interests of all the company’s shareowners. We believe that this shareowner proposal is contrary to the goals of broader shareowner representation reflected in our existing director election standard. Implementation of this shareowner proposal could allow shareowners with a small percentage of GE common stock to have a disproportionate effect on the election of directors, possibly leading to the election of directors who are beholden to special interests of the small groups responsible for their election or the defeat of directors who disagree with those special interests. The Board believes that directors should be elected by and accountable to all shareowners, not special interests holding a small percentage of GE’s stock who elect directors by cumulating their votes, and that GE’s current election process protects the best interests of all shareowners. Therefore, the Board recommends a vote against this proposal.

•	Shareowner Proposal No. 2—Special Shareowner Meetings

William Steiner, 112 Abbottsford Gate, Piermont, NY 10968, has notified us that he intends to present the following proposal at this year’s meeting:

RESOLVED, Shareowners ask our board to take the steps necessary to amend our bylaws and each appropriate governing document to give holders of 10% of our outstanding common stock (or the lowest percentage allowed by law above 10%) the power to call special shareowner meetings. This includes that such bylaw and/or charter text will not have any exception or exclusion conditions (to the fullest extent permitted by state law) that apply only to shareowners but not to management and/or the board.

Special meetings allow shareowners to vote on important matters, such as electing new directors, that can arise between annual meetings. If shareowners cannot call special meetings investor returns may suffer. Shareowners should have the ability to call a special meeting when a matter merits prompt attention. This proposal does not impact our board in maintaining its current power to call a special meeting.

This proposal topic won more than 60% support the following companies in 2009: CVS Caremark (CVS), Sprint Nextel (S), Safeway (SWY), Motorola (MOT) and R. R. Donnelley (RRD). William Steiner and Nick Rossi sponsored these proposals.

Our board made sure that we could not vote on this well-established proposal topic of at our 2009 annual meeting through a parsing of words claim: Reference: General Electric Company (January 26, 2009) no action letter available through SECnet http://www.sec.gov/divisions/corpfin/cf-noaction/14a-8/2009/steinercheveddenge012609-14a8.pdf.

The merits of this Special Shareowner Meetings proposal should also be considered in the context of the need for improvements in our company’s corporate governance. In 2009 the following governance and performance issues were identified:

The Corporate Library (TCL) www.thecorporatelibrary.com, an independent research firm, rated our company “D” with “High Governance Risk” and “High Concern” in executive pay. Jeffrey Immelt’s reduced pay should not have been left only to his discretion.

We had too many directors (16)—unwieldy board concern and potential for CEO dominance. We did not have an Independent Chairman—independent oversight concern. Seven of our 16 board members had been on the board for at least 10 years—may be an indicator of poor succession planning. Five directors, beside our CEO, were active board Chairs and CEOs and served on a total of 15 boards—over-commitment concern.

We had no shareholder right to Cumulative Voting, which can increase shareholder value in contested elections or right to act by written consent.

Roger Penske (with 19% withheld votes) was designated a “Flagged [Problem] Director” by TCL due to his involvement with Delphi Corporation which filed bankruptcy. Penske also had a non-director relationship with our company—independence concern.

Douglas Warner had more than I 7-years tenure (independence concern) and held seats on our key audit, executive pay and nomination committees. Alan Lafley received the highest withheld votes—a dismal 26% and was on our nominating committee.

The above concerns shows there is need for improvement. Please encourage our board to respond positively to this proposal: Special Shareowner Meetings—Yes on 2.

Your Board of Directors recommends a vote AGAINST this proposal.

This shareowner proposal seeks to lower the percentage of GE’s stock that must be held by shareowners who seek to call a special meeting to a level that the Board believes is inappropriately low. The Board agrees that it is important for shareowners to have the ability to call a special meeting, but a reasonable stockholding threshold should be chosen to reduce the expense and disruption to the company and to prevent a narrow group of shareowners from calling a special meeting to serve their self-interest, rather than the best interests of GE and its shareowners as a whole. Last year, the Board carefully considered the risks and benefits of lowering the required threshold for calling a special shareowners meeting and determined that it was in the best interest of GE to reduce the ownership threshold from 40% to 25% of GE’s issued stock. The Board continues to believe that a 25% threshold appropriately balances the competing considerations in allowing shareowners to call a special meeting, particularly given the fact that shareowners already have the right to present their proposals every twelve months at the annual shareowners’ meeting. GE’s percentage threshold is consistent with the vast majority of other companies in the S&P 500. Therefore, the Board recommends a vote against this proposal.

•	Shareowner Proposal No. 3—Independent Board Chairman

Helen Quirini, 2917 Hamburg Street, Schenectady, NY 12303, has notified us that she intends to present the following proposal at this year’s meeting:

RESOLVED: The shareholders request our board of directors to adopt a policy that, whenever possible, the chairman of the board of directors shall be an independent director (by the standard of the New York Stock Exchange), who has not previously served as an executive officer of the Company. This policy should be implemented so as not to violate any contractual obligations in effect when this resolution is adopted.

I believe:

•	The role of the CEO and management is to run the company.
•	The role of the Board of Directors is to provide independent oversight of management and the CEO.
•	There is a potential conflict of interest for a CEO to be her/his own overseer while managing the business.

Numerous institutional investors recommend separation. For example, CalPERS encourages separation, even with a lead director in place.

In 2009, Yale University’s Millstein Center for Corporate Governance and Performance published a “Chairing the Board” Policy Briefing arguing the case for a separate, independent Board Chair.

The report was prepared in conjunction with the “Chairmen’s Forum” composed of a group of Directors. “A separate CEO and Chairman should improve corporate performance and lead to more competitive compensation practices,” said Gary Wilson, former Chairman at Northwest Airlines, a Yahoo Director and a member of the Forum.

The report stated that chairing and overseeing the Board is a time intensive responsibility and that a separate Chair leaves the CEO free to manage the company and build effective business strategies.

An independent Chair also avoids conflicts of interest and improves oversight of risk. Any conflict in this role is reduced by clearly spelling out the different responsibilities of the Chair and CEO.

Many companies have independent Chairs. By 2008 nearly 39% of the S&P 500 companies had boards that were not chaired by their chief executive. An independent Chair is the prevailing practice in the United Kingdom and many international markets.

Shareholder resolutions urging separation of CEO and Chair averaged 36% support in 2009 at 30 companies, an indication of strong and growing investor support.

Companies are recognizing increasingly that separating the Chair of the Board and Chief Executive Officer is a sound corporate governance practice. An independent Chair and vigorous Board can improve focus on important ethical and governance matters, strengthen accountability to shareowners and help forge long-term business strategies that best serve the interests of shareholders, consumers and the company.

I urge a vote FOR this resolution. An independent Chair can enhance investor confidence in our Company and strengthen the integrity of the Board.

Your Board of Directors recommends a vote AGAINST this proposal.

Our CEO also serves as the Chairman of the Board and we have an independent presiding director with broad authority and responsibility. Our presiding director, Ralph S. Larsen, the former chairman of the board and chief executive officer of Johnson & Johnson, has the following responsibilities: (1) to lead meetings of the non-management directors, which are scheduled at least three times a year, and to call additional meetings of the non-management directors as he deems appropriate, (2) to advise the Nominating and Corporate Governance Committee on the selection of committee chairs, (3) to advise on and determine with the concurrence of the Chairman the agenda for Board meetings, (4) to determine, with the Chairman, the nature and extent of information that should be provided to the Board in advance of Board meetings, (5) to work with the Chairman to propose an annual schedule of major discussion items for the Board’s approval, (6) to provide leadership to the Board if circumstances arise in which the role of the Chairman may be, or may be perceived to be, in conflict, and otherwise act as Chairman of Board meetings when the Chairman is not in attendance, and (7) to perform such other functions as the Board may direct.

The Board believes that this structure recognizes that in most cases one person should speak for and lead the company and the Board, but also that an independent presiding director helps ensure effective oversight by an independent board. For a company as large and as diverse as GE, we believe the CEO is in the best position to focus the independent directors’ attention on the issues of greatest importance to the company and its shareowners. Our company’s overall corporate governance policies and practices, combined with the strength of our independent directors, minimizes any potential conflicts that may result from combining the roles of CEO and Chairman. In the view of the Board, splitting the roles would potentially have the consequence of making our management and governance processes less effective than they are today through undesirable duplication of work and, in the worst case, lead to a blurring of the clear lines of accountability and responsibility, without any clear offsetting benefits. Therefore, the Board recommends a vote against this proposal.

•	Shareowner Proposal No. 4—Pay Disparity

Sister Gwen Farry, BVM (for) Sisters of Charity of the Blessed Virgin Mary (BVM), 205 W. Monroe, Suite 500, Chicago, IL 60606-5062, has notified us that she intends to present the following proposal at this year’s meeting:

Pay Disparity

WHEREAS shareholders, the government, citizens and investors are increasingly concerned about seemingly out of control growth in compensation packages for top executives at certain U.S. corporations. Oftentimes these packages reveal a greatly increased pay gap between highest and lowest paid employees.

However “extravagant executive pay” may be, Business Week (09.01.08) indicates that it seems to be the norm. It stated: “Chief executive officers at companies in the Standard & Poor’s 500-stock index earned more than $4,000 an hour each last year.” It noted that the approximate time that an S&P 500 CEO worked 3 hours in 2007 “to earn what a minimum-wage worker earned for a full year.”

Compounding this disparity, many employers have shifted a greater share of the overall health costs onto employees and their families. This makes lower-wage employees bear the burden of increased premiums, higher deductibles and out-of-pocket expenses. A McKinsey Global Institute study (April, 2009) showed that increased health benefit costs have negatively impacted lower wage employees more than higher income employees.

As shareholders concerned about all our employees, we note that executive severance packages, including continuing health care benefits, are benefits usually not available to other laid off employees.

As part of its overall compensation package, companies like Kraft have asked executives with the highest salaries to pay health care premiums up to four times that of the lowest paid workers for the same insurance.

Recently, in light of concerns about possible excessive profiteering in their industry, various health care companies have been asked to produce compensation information by House Energy and Commerce Chair Henry Waxman.

Consequently, as shareowners, we seek the following information to better understand our companies’ total compensation benefits (including health benefits), for executives and average employees:

RESOLVED: shareholders request the Board’s Compensation Committee initiate a review of our company’s executive compensation policies and make available, upon request, a report of that review by October 1, 2010 (omitting confidential information and processed at a reasonable cost). We request that the Committee consider including in the report:

1. A comparison of the total compensation package of our company’s top executives and our lowest paid employees (including health care benefits and costs), in the United States in July 2000, July 2004 and July 2009.

2. An analysis of any changes in the relative size of the gap between the two groups and an analysis and rationale justifying any such trend.

3. An evaluation of whether our top executive compensation packages (including, options, benefits, perks, loans, health care, and retirement agreements) would be considered “excessive” and should be modified to be kept within reasonable boundaries.

4. An explanation of whether any such comparison of compensation packages (including health care benefits) of our highest and lowest paid workers, invites changes in executive compensation, including health care benefits for departing executives, to more reasonable and justifiable levels, and whether the Board should monitor the results of this comparison in the future—with greater equity as the goal.

Your Board of Directors recommends a vote AGAINST this proposal.

We strive to provide competitive and fair wages and benefits to all of our employees, each of whom makes important contributions to our success. We currently employ about 133,000 people in the United States in businesses as diverse as media and entertainment, commercial and consumer finance, transportation, aviation, power generation and consumer products. Our compensation practices differ depending on the compensation levels and norms that prevail within particular business segments and/or the function in which an employee works, the employee’s level of experience and expertise, the responsibilities of the position held, and the compensation levels within an employee’s geographic work location. Respecting the proponents’ concern about healthcare benefits, GE’s contribution rates for healthcare coverage increase with pay; our healthcare coverage practices in the case of layoff are uniform within business segments; and lower paid employees generally receive more favorable treatment if laid off. Given the breadth and complexity of our businesses and employee population, we do not believe that the report requested in this proposal would provide useful information for assessing either overall levels of compensation or disparities in particular benefits or other elements of compensation. Therefore, the Board recommends a vote against this proposal.

•	Shareowner Proposal No. 5—Key Board Committees

Gerald R. Armstrong, 910 Sixteenth Street, No. 412, Denver, CO 80202-2917, has notified us that he intends to present the following proposal at this year’s meeting:

RESOLUTION

That the shareholders of GENERAL ELECTRIC COMPANY request its Board of Directors to take the steps necessary, at the earliest possible time, to adopt a formal policy to ensure that any director who receives more than 20% “Against” votes for election, or re-election (based on “For” and “Against” votes in the election of directors of the annual meeting, shall not be appointed to our key board committees—audit, nomination, and executive compensation—for no less than two years—and, the adoption of this policy would give our board an opportunity to find replacement director(s) if needed, and allow a reasonable but prompt transition period, and allow a temporary suspension of this policy if our board is temporarily unable to find qualified replacement director(s) or nominee(s) for the Board of Directors.

STATEMENT

One of our Directors, Claudio Gonzalez received 30% “Against” votes in the 2008 annual meeting yet continued to serve on our key audit, nominations, and executive compensation committees. Another director, Alan Lefley [sic], received 26% of our “Against” votes in the 2009 annual meeting, but continued to hold a seat on our important nominations committee.

The proponent of this proposal, a shareholder of GE since 1972 who purchased shares of a predecesor in 1970, believes that he and other shareholders are deserving of more respect from the Board of Directors in the appointment of directors for committees after shareholders have cast a significant number of votes “Against” the nominee.

He is unable to find a reason to have directors, who receive 25% to 30% of the “Against” votes, serving on key committees. GE has 12 directors who each received less than 10% “Against” votes.

Please vote FOR this proposal to encourage our Board to consider the positive aspects of good corporate governance and respecting accountability to shareholders.

Your Board of Directors recommends a vote AGAINST this proposal.

This shareowner proposal seeks to prevent directors from serving on certain committees based on a standard that the Board views as arbitrary and inappropriate. The Nominating and Corporate Governance Committee recommends directors for committee service taking into account many factors, including the knowledge, skill, experience and perspective of the director in relation to other members of the committee and the committee’s mission. In contrast to this flexible approach, the proposal would disallow a director who has received a 20% “against” vote in an election from serving on key Board committees. The Board believes that this proposal would prevent it from appointing the most qualified directors to key committees as a result of an arbitrarily selected standard, which does not provide a reliable indicator of a director’s competence and ability for committee service. In addition, the proposal would disqualify from committee service a director who was elected to serve by an overwhelming majority of the votes cast (80%). Therefore, the Board recommends a vote against this proposal.

•	Shareowner Proposal No. 6—Advisory Vote on Executive Compensation

Ms. Gwendolen Noyes, 175 Richdale Avenue, #101, Cambridge, MA 02140, has notified us that she intends to present the following proposal at this year’s meeting:

RESOLVED—the shareholders of General Electric recommend that the board of directors adopt a policy requiring that the proxy statement for each annual meeting contain a proposal, submitted by and supported by Company Management, seeking an advisory vote of shareholders to ratify and approve the board Compensation’s Committee Report and the executive compensation policies and practices set forth in the Company’s Compensation Discussion and Analysis.

SUPPORTING STATEMENT

Investors are increasingly concerned about mushrooming executive compensation especially when it is insufficiently linked to performance.

In 2009 shareholders filed close to 100 “Say on Pay” resolutions. Votes on these resolutions averaged more than 46% in favor, and close to 25 companies had votes over 50%, demonstrating strong shareholder support for this reform. Investor, public and legislative concerns about executive compensation have reached new levels of intensity.

An Advisory Vote establishes an annual referendum process for shareholders about senior executive compensation. We believe this vote would provide our board and management useful information from shareholders on the company’s senior executive compensation especially when tied to an innovative investor communication program.

In 2008 Aflac submitted an Advisory Vote resulting in a 93% vote in favor, indicating strong investor support for good disclosure and a reasonable compensation package. Chairman and CEO Daniel Amos said, “An advisory vote on our compensation report is a helpful avenue for our shareholders to provide feedback on our pay-for-performance compensation philosophy and pay package.”

Over 30 companies have agreed to an Advisory Vote, including Apple, Ingersoll Rand, Microsoft, Occidental Petroleum, Pfizer, Prudential, Hewlett-Packard, Intel, Verizon, MBIA and PG&E. And nearly 300 TARP participants implemented the Advisory Vote in 2009, providing an opportunity to see it in action.

Influential proxy voting service RiskMetrics Group, recommends votes in favor, noting: “RiskMetrics encourages companies to allow shareholders to express their opinions of executive compensation practices by establishing an annual referendum process. An advisory vote on executive compensation is another step forward in enhancing board accountability.”

A bill mandating annual advisory votes passed the House of Representatives, and similar legislation is expected to pass in the Senate. However, we believe companies should demonstrate leadership and proactively adopt this reform before the law requires it.

We believe existing SEC rules and stock exchange listing standards do not provide shareholders with sufficient mechanisms for providing input to boards on senior executive compensation. In contrast, in the United Kingdom, public companies allow shareholders to cast a vote on the “directors’ remuneration report,” which discloses executive compensation. Such a vote isn’t binding, but gives shareholders a clear voice that could help shape senior executive compensation.

We believe voting against the election of Board members to send a message about executive compensation is a blunt, sledgehammer approach, whereas an Advisory Vote provides shareowners a more effective instrument.

We believe that a company that has a clearly explained compensation philosophy and metrics, reasonably links pay to performance, and communicates effectively to investors would find a management sponsored Advisory Vote a helpful tool.

Your Board of Directors recommends a vote AGAINST this proposal.

GE has a strong record of responsiveness to shareowner concerns and the Board is committed to responsible corporate governance practices, including giving shareowners appropriate and meaningful tools to hold companies and boards of directors accountable in setting executive pay. The Board appreciates the underlying goal of providing for an advisory vote of shareowners on executive pay, and is aware that the issue is of great interest to many companies and shareowners, resulting in numerous ongoing policy debates about its merits and design. The Board has carefully studied an advisory vote on executive pay, including its potential benefits and detriments, evolving investor attitudes about it, and potential Federal legislation that would require all public companies to implement a form of advisory vote on executive pay. Although we will continue to study this potential reform, and will of course comply with any legislative mandate, we continue to believe that it does not make sense for GE to adopt an advisory vote on executive pay at this time.

We believe that an independent, well-informed and experienced committee of the Board is in the best position to make the nuanced judgments about the amount and form of executive compensation required to recruit, motivate and retain the superior executives necessary for the long-term success of the company. We are concerned in particular that an advisory vote does not provide specific and actionable input about pay decisions and could result in “check the box” evaluations of pay practices that will undermine diversity in approaches and the application of judgment to compensation decisions at particular companies. We actively engage our large shareowners on a full range of governance issues, including executive compensation, and we believe there are adequate means for our shareowners to advise management and the Board of specific concerns about executive pay issues. Finally, unlike the UK and other countries that provide for advisory votes on executive compensation, shareowner proposals on executive compensation issues are common in the U.S. and allow both relatively small and large shareowners to request votes on specific elements of, or practices regarding, executive compensation that may concern them.

The disadvantages of an advisory vote are particularly manifest in this proposal, which calls for an advisory vote that differs in form from that generally used in “say on pay” resolutions. This proposal requests that the company’s management (not its Board) seek an advisory vote on the board compensation committee report and the executive compensation policies and practices set forth in the Compensation Discussion and Analysis (CD&A). As can be seen on page 26 of this proxy statement, the Management Development and Compensation Committee Report does not address the substance of executive compensation or executive compensation decisions, and the CD&A on pages 17 to 26 is a detailed discussion of many different aspects of the company’s executive compensation policies and decisions. Thus, it is not clear what views a shareowner would intend to convey by an affirmative or negative vote on the resolution called for by this proposal. Because the vote requested in this proposal would not provide specific and actionable feedback regarding executive compensation decisions, the Board recommends a vote against the proposal.

Additional Information

•	Shareowner Proposals for Inclusion in Next Year’s Proxy Statement

To be considered for inclusion in next year’s proxy statement, shareowner proposals submitted in accordance with the SEC’s Rule 14a-8 must be received at our principal executive offices no later than the close of business on November 9, 2010. Proposals should be addressed to Brackett B. Denniston III, Secretary, General Electric Company, 3135 Easton Turnpike, Fairfield, Connecticut 06828.

•	Other Shareowner Proposals for Presentation at Next Year’s Annual Meeting

Our by-laws require that any shareowner proposal that is not submitted for inclusion in next year’s proxy statement under SEC Rule 14a-8, but is instead sought to be presented directly at the 2011 Annual Meeting, must be received at our principal executive offices not less than 90 days prior to the first anniversary of the 2010 Annual Meeting. As a result, proposals, including director nominations, submitted pursuant to these provisions of our by-laws must be received no later than the close of business on January 28, 2011. Proposals should be addressed to Brackett B. Denniston III, Secretary, General Electric Company, 3135 Easton Turnpike, Fairfield, Connecticut 06828 and include the information set forth in those by-laws, which are posted on our website. SEC rules permit management to vote proxies in its discretion in certain cases if the shareowner does not comply with this deadline, and in certain other cases notwithstanding the shareowner’s compliance with this deadline.

•	Voting Securities

Shareowners of record at the close of business on March 1, 2010, will be eligible to vote at the meeting. Our voting securities consist of our $0.06 par value common stock, and we estimate that there were 10,672,871,990 shares outstanding on the record date. Each share outstanding on the record date will be entitled to one vote. Treasury shares are not voted. Individual votes of shareowners are kept private, except as appropriate to meet legal requirements. Access to proxies and other individual shareowner voting records is limited to the independent inspectors of election and certain employees of GE and its agents who must acknowledge in writing their responsibility to comply with this policy of confidentiality.

•	Vote Required for Election and Approval

Each of the 16 nominees for director receiving a majority of the votes cast at the meeting in person or by proxy shall be elected (meaning the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that director nominee), subject to the Board’s existing policy regarding resignations by directors who do not receive a majority of “for” votes. All other matters require for approval the favorable vote of a majority of votes cast on the applicable matter at the meeting in person or by proxy. Under New York law, abstentions and broker non-votes, if any, will not be counted as votes cast and therefore will have no effect.

•	Manner for Voting Proxies

The shares represented by all valid proxies received by telephone, by Internet or by mail will be voted in the manner specified. Where specific choices are not indicated, the shares represented by all valid proxies received will be voted: (1) for the nominees for directors named earlier in this proxy statement, (2) for ratification of the selection of the independent auditor, and (3) against the shareowner proposals described in this proxy statement. Should any matter not described above be properly presented at the meeting, the persons named in the proxy form will vote in accordance with their judgment as permitted. In accordance with the terms of the GE Savings and Security Program (S&SP), any shares allocable to the participant’s S&SP account on the record date will be voted by the trustee of the S&SP trust in accordance with the instructions of the participant received via telephone or the Internet or indicated on the proxy form. If the proxy form is received on or before April 26, 2010, but a choice is not specified, the trustee will vote shares allocable to the participant’s S&SP account as the Board recommends. If the proxy form is not received on or before April 26, 2010, and no vote was submitted via telephone or the Internet by that date, shares allocable to the participant’s S&SP account will not be voted.

•	Revocation of Proxies

A shareowner who gives a proxy may revoke it at any time before it is exercised by voting in person at the annual meeting, by delivering a subsequent proxy or by notifying the inspectors of election in writing of such revocation. If your GE shares are held for you in a brokerage, bank or other institutional account, you must obtain a proxy from that entity and bring it with you to hand in with your ballot, in order to be able to vote your shares at the meeting. Participants in GE’s Savings and Security Program may revoke a previously delivered proxy by delivering a subsequent proxy or by notifying the inspectors of election in writing of such revocation on or before April 26, 2010.

•	Solicitation of Proxies

Proxies will be solicited on behalf of the Board of Directors by mail, telephone, other electronic means or in person, and we will pay the solicitation costs. Copies of proxy materials and the 2009 Annual Report will be supplied to brokers, dealers, banks and voting trustees, or their nominees, for the purpose of soliciting proxies from beneficial owners, and we will reimburse such record holders for their reasonable expenses. Morrow & Co., LLC has been retained to assist in soliciting proxies for a fee of $35,000, plus distribution costs and other costs and expenses.

•	Shareowners of Record Requesting Copies of 2009 Annual Report

Shareowners who hold their shares directly with us and who previously have elected not to receive an annual report for a specific account may request that we promptly mail our 2009 Annual Report to that account by writing to GE Shareowner Services, c/o The Bank of New York Mellon, P.O. Box 358016, Pittsburgh, PA 15252-8016, or calling (800) 786-2543 (800-STOCK-GE) or (201) 680-6848. In addition, participants in GE’s Savings and Security Program may request copies of our 2009 Annual Report by calling GE S&SP Service Center at 1-877-554-3777.

•	Delivery of Documents to Shareowners Sharing an Address

If you are the beneficial owner, but not the record holder, of shares of GE stock, your broker, bank or other nominee may only deliver one copy of this proxy statement and our 2009 Annual Report to multiple shareowners who share an address, unless that nominee has received contrary instructions from one or more of the shareowners. We will deliver promptly, upon written or oral request, a separate copy of this proxy statement and our 2009 Annual Report to a shareowner at a shared address to which a single copy of the documents was delivered. A shareowner who wishes to receive a separate copy of the proxy statement and annual report, now or in the future, should submit this request by writing to GE Shareowner Services, c/o The Bank of New York Mellon, P.O. Box 358016, Pittsburgh, PA 15252-8016, or calling (800) 786-2543 (800-STOCK-GE) or (201) 680-6848. Beneficial owners sharing an address who are receiving multiple copies of proxy materials and annual reports and who wish to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all shareowners at the shared address in the future.

•	Electronic Access to Proxy Statement and Annual Report

This proxy statement may be viewed online at www.ge.com/proxy and our 2009 Annual Report at www.ge.com/annualreport. If you are a shareowner of record, you can elect to access future annual reports and proxy statements electronically by marking the appropriate box on your proxy form or by following the instructions provided if you vote by Internet or by telephone. If you choose this option, you will receive a proxy form in mid-March listing the website locations and your choice will remain in effect until you notify us by mail that you wish to resume mail delivery of these documents. If you hold your GE stock through a bank, broker or another holder of record, refer to the information provided by that entity for instructions on how to elect this option.

•	Explanation of Financial Measures

Information on how GE calculates leverage, ending net investment, segment profit, industrial segment profit (excluding NBCU), industrial cash flow from operating activities and return on average total capital on pages 17 through 21 is disclosed on GE’s website at www.ge.com/proxy.

GE Annual Meeting of Shareowners

10:00 a.m., April 28, 2010

George R. Brown Convention Center

1001 Avenida de las Americas

Houston, TX 77010

Information About Advance Registration for Attending the Meeting

In accordance with GE’s security procedures, an admission card will be required to enter GE’s annual meeting. Please follow the advance registration instructions below and an admission card will be mailed to you. Upon arrival at the annual meeting, you will be asked to present your admission card and appropriate picture identification to enter the meeting.

Attendance at the annual meeting is limited to GE shareowners, members of their immediate family or their named representatives. We reserve the right to limit the number of representatives who may attend the meeting.

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If you hold your GE shares directly with the company and you plan to attend the annual meeting, please follow the advance registration instructions on the top portion of your proxy form, which was included in the mailing from the company.

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If your GE shares are held for you in a brokerage, bank or other institutional account and you wish to attend the annual meeting, please send an annual meeting advance registration request containing the information listed below to:

GE Shareowner Services

1 River Rd, Building 5 7W

Schenectady, NY 12345

Please include the following information:

•	Your name and complete mailing address;

•	The name(s) of any family members who will accompany you;

•	If you will be naming a representative to attend the meeting on your behalf, the name, address and telephone number of that individual; and

•	Proof that you own GE shares (such as a letter from your bank or broker or a photocopy of a current brokerage or other account statement).

If you have questions regarding admission to the annual meeting, please visit our website at www.ge.com/investors or call GE Shareowner Services at (800) 786-2543 (800-STOCK-GE). If you are outside the U.S., you can call GE Shareowner Services at (201) 680-6848.

Attendance at GE’s 2010 Annual Meeting will be limited to persons presenting an admission card and picture identification. To obtain an admission card, please follow the advance registration instructions above.

Voting in Person at the Meeting

We encourage shareowners to submit proxies in advance by telephone, by Internet or by mail. Shareowners may also vote in person at the annual meeting instead, or may execute a proxy designating a representative to vote for them at the meeting. If your GE shares are held for you in a brokerage, bank or other institutional account, you must obtain a proxy from that entity and bring it with you to hand in with your ballot, in order to be able to vote your shares at the meeting.

RESTRICTED SCAN LINE AREA	Please mark your votes as indicated in this example	☒

The Board of Directors recommends a vote “FOR” all the nominees listed and “FOR” the ratification of KPMG.

The Board of Directors recommends a vote “AGAINST” shareowner proposals 1 through 6.

A. Election of Directors	FOR AGAINST ABSTAIN

1. W. Geoffrey Beattie	☐ ☐ ☐

2. James I. Cash, Jr.	☐ ☐ ☐

3. William M. Castell	☐ ☐ ☐

4. Ann M. Fudge	☐ ☐ ☐

5. Susan Hockfield	☐ ☐ ☐

6. Jeffrey R. Immelt	☐ ☐ ☐

7. Andrea Jung	☐ ☐ ☐

8. Alan G. (A.G.) Lafley	☐ ☐ ☐

B. Ratification of KPMG	☐ ☐ ☐

FOR AGAINST ABSTAIN

9. Robert W. Lane	☐ ☐ ☐

10. Ralph S. Larsen	☐ ☐ ☐

11. Rochelle B. Lazarus	☐ ☐ ☐

12. James J. Mulva	☐ ☐ ☐

13. Sam Nunn	☐ ☐ ☐

14. Roger S. Penske	☐ ☐ ☐

15. Robert J. Swieringa	☐ ☐ ☐

16. Douglas A. Warner III	☐ ☐ ☐

C. Shareowner Proposals	FOR AGAINST ABSTAIN

1. Cumulative Voting	☐ ☐ ☐

2. Special	☐ ☐ ☐
Shareowner Meetings

3. Independent Board Chairman	☐ ☐ ☐

4. Pay Disparity	☐ ☐ ☐

5. Key Board Committees	☐ ☐ ☐

6. Advisory Vote on Executive Compensation	☐ ☐ ☐

Mark Here for Address
Change or Comments ☐ SEE REVERSE

BAR CODE AREA

Signature	Signature	Date

(When signing as attorney, executor, administrator, trustee or guardian, give full title. If more than one trustee, all should sign.)

▲    DETACH PROXY FORM HERE IF YOU ARE NOT VOTING BY INTERNET OR TELEPHONE   ▲

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING;

BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

INTERNET www.proxyvoting.com/ge Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR
TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.
GE’s Proxy Statement is available at www.ge.com/proxy and the Annual Report is available at www.ge.com/annualreport

IMPORTANT VOTING
INFORMATION

Use the Internet or Call Toll-Free to vote:

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your Proxy Form.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.
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General Electric Company Proxy Form

Proxy solicited on behalf of the General Electric Company Board of Directors for the 2010 Annual Meeting of Shareowners, April 28, 2010.

The shareowner(s) whose signature(s) appear(s) on the reverse side of this Proxy Form hereby appoint(s) Jeffrey R. Immelt and Brackett B. Denniston III, or either of them, each with full power of substitution, as proxies, to vote all stock in General Electric Company which the shareowner(s) would be entitled to vote on all matters which may properly come before the 2010 Annual Meeting of Shareowners and any adjournments or postponements thereof. The proxies shall vote subject to the directions indicated on the reverse side of this card, and proxies are authorized to vote in their discretion upon other business as may properly come before the meeting and any adjournments or postponements thereof. The proxies will vote as the Board of Directors recommends where a choice is not specified.

The nominees for Director are: (01) W. Geoffrey Beattie; (02) James I. Cash, Jr.; (03) William M. Castell; (04) Ann M. Fudge; (05) Susan Hockfield; (06) Jeffrey R. Immelt; (07) Andrea Jung; (08) Alan G. (A.G.) Lafley; (09) Robert W. Lane; (10) Ralph S. Larsen; (11) Rochelle B. Lazarus; (12) James J. Mulva; (13) Sam Nunn; (14) Roger S. Penske; (15) Robert J. Swieringa; and (16) Douglas A. Warner III.

SPECIAL INSTRUCTIONS FOR PARTICIPANTS IN THE GE SAVINGS AND SECURITY PROGRAM (S&SP)

In accordance with the terms of the GE Savings and Security Program (S&SP), any shares allocable to the participant’s S&SP account on the record date will be voted by the trustee of the S&SP trust in accordance with the instructions of the participant received via telephone or the Internet or indicated on the reverse. IF THIS FORM IS RECEIVED ON OR BEFORE APRIL 26, 2010, BUT A CHOICE IS NOT SPECIFIED, THE TRUSTEE WILL VOTE SHARES ALLOCABLE TO THE PARTICIPANT’S S&SP ACCOUNT AS THE BOARD OF DIRECTORS RECOMMENDS. IF THIS FORM IS NOT RECEIVED ON OR BEFORE APRIL 26, 2010, AND NO VOTE WAS SUBMITTED VIA TELEPHONE OR THE INTERNET BY THAT DATE, SHARES ALLOCABLE TO THE PARTICIPANT’S S&SP ACCOUNT WILL NOT BE VOTED. Participants in GE’s Savings and Security Program may revoke a previously delivered proxy by delivering a subsequent proxy or by notifying the inspectors of election in writing of such revocation on or before April 26, 2010.

(Continued and to be marked, dated and signed, on the other side)

BNY MELLON SHAREOWNER SERVICES
Address Change/Comments (Mark the corresponding box on the reverse side)	P.O. BOX 3536 SOUTH HACKENSACK, NJ 07606-9236

▲ FOLD AND DETACH HERE ▲

GE Annual Meeting – Advance Registration Form

Dear Shareowner:

You are invited to attend the 2010 GE Annual Meeting to be held on Wednesday, April 28, 2010, 10:00 a.m. at the George R. Brown Convention Center, 1001 Avenida de las Americas, Houston, TX 77010.

Whether or not you plan to attend the meeting, you can be sure that your shares are represented at the meeting by promptly voting your shares by Internet, telephone or mail as described on the other side of this form.

All persons attending the meeting must present an admission card and appropriate picture identification. Please follow the advance registration instructions below and an admission card will be sent to you.

ADVANCE REGISTRATION INSTRUCTIONS

• If you are voting by Internet, you will be able to pre-register at the same time you record your vote. There is no need to return your Proxy Form.

• If you are voting by telephone, please complete the information to the right and tear off the top of this Advance Registration Form and mail it separately to: GE Shareowner Services, 1 River Rd, Building 5 7W, Schenectady, NY 12345. There is no need to return the Proxy Form.

• If you are voting by mail, please complete the information to the right and include this portion when mailing your marked, signed and dated Proxy Form in the envelope provided.

Attendance at the GE Annual Meeting is limited to GE Shareowners, members of their immediate families or their named representatives. We reserve the right to limit the number of guests or representatives who may attend.

ADVANCE REGISTRATION INFORMATION

Name
Address

Zip
Name(s) of family member(s) who will also attend:

I am a GE shareowner. Name, address and telephone number of my Representative at the Annual Meeting:

(Admission card will be returned c/o the shareowner)

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